UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

Structure Therapeutics Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

STRUCTURE THERAPEUTICS INC.
601 Gateway Blvd., Suite 900
South San Francisco, California 94080
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held On June 17, 2026
Dear Shareholder:
You are cordially invited to attend the 2026 annual general meeting of shareholders (the “Annual General Meeting”) of Structure Therapeutics Inc., an exempted company incorporated in the Cayman Islands (sometimes referred to as the “Company”). The meeting will be held on Wednesday, June 17, 2026 at 9:00 a.m. Pacific Time. The Annual General Meeting will be a virtual meeting of shareholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual General Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/GPCR2026. The meeting will be held for the following purposes:
1.   To elect the Board of Directors of the Company’s three nominees for Class III director named in this Proxy Statement to hold office until the 2029 Annual General Meeting of Shareholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal.
2.   To ratify the appointment by the Audit Committee of the Board of Directors of the Company of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
3.   To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.
4.   To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying these proxy materials.
The Annual General Meeting will be held virtually through a live webcast. Shareholders of record at 5:00 p.m. Eastern Time on April 20, 2026 (the “Record Date”) and their proxy holders will be able to attend the Annual General Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/GPCR2026 and entering the 16-digit control number included in their proxy card, voting instruction form, or instructions received via email. Please refer to the additional logistical details and recommendations in the accompanying Proxy Statement. You may log in beginning at 8:45 a.m. Pacific Time, on Wednesday, June 17, 2026.
Only shareholders of record at the Record Date and their proxy holders may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors
/s/ Raymond Stevens

Raymond Stevens, Ph.D.
Chief Executive Officer
San Francisco, California
April 23, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to Be
Held on Wednesday, June 17, 2026 at 9:00 a.m. Pacific Time at
www.virtualshareholdermeeting.com/GPCR2026.
The proxy statement and annual report to shareholders are available at www.proxyvote.com and
www.structuretx.com.

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, if you are a holder of ordinary shares, please vote over the telephone or the internet as instructed in these materials, or by mail, by completing and returning the enclosed proxy, as promptly as possible in order to ensure your representation at the meeting. If you are a holder of ordinary shares, even if you have voted by proxy, you may still vote online if you attend the meeting.
YOUR VOTE IS IMPORTANT.   Please read the Proxy Statement and the accompanying materials. No matter how many of our ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), or American Depositary Shares, each representing three Ordinary Shares (“ADSs”), you own, please submit your proxy card or voting instruction form, as applicable, in accordance with the procedures described below.
Ordinary Shareholders.   Registered shareholders whose names appear on the Company’s Register of Members as of the Record Date have the right to vote at the Annual General Meeting by voting online, or before the Annual General Meeting by voting online, by telephone, or by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual General Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual General Meeting and vote even if you have already voted by proxy.
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To vote online during the Annual General Meeting, follow the instructions posted at www.virtualshareholdermeeting.com/GPCR2026. You will be asked to provide the company number and control number from the proxy card.

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To vote online before the Annual General Meeting, go to www.proxyvote.com. You will be asked to provide the company number and control number from the proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on June 15, 2026 to be counted.

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To vote by telephone before the Annual General Meeting, dial toll-free +1 800-690-6903 using a touch-tone telephone and follow the recorded instructions. You will be asked to provide the company number and control number from the proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 15, 2026 to be counted.

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To vote using the proxy card before the Annual General Meeting, follow the instructions provided with the proxy card. If you return your signed proxy card to us by 11:59 p.m. Eastern Time on June 15, 2026, we will vote your shares as you direct.

ADS Holders.   As an ADS holder, you will not be entitled to vote online via live webcast during the Annual General Meeting. You may give voting instructions to the Depositary or your broker, bank, or other nominee, as applicable, with respect to the Ordinary Shares underlying your ADSs. If you held ADSs as of the Record Date, you have the right to instruct the Depositary (if you held your ADSs directly) or the right to instruct your broker, bank, or other nominee (if you held your ADSs through such intermediary) how to vote. So long as the Depositary receives your voting instructions on or prior to 11:59 p.m. Eastern Time on June 10, 2026, it will, to the extent practicable and subject to Cayman Islands law and the terms of the deposit agreement, vote the underlying Ordinary Shares represented by your ADSs as you instruct. If your ADSs are held through a broker, bank, or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the underlying Ordinary Shares represented by your ADSs. Please check with your broker, bank, or other nominee, as applicable, and carefully follow the voting procedures provided to you.
As an ADS holder, you may also exercise the right to vote the Ordinary Shares underlying your ADSs by surrendering your ADRs for withdrawal of the Ordinary Shares represented by your ADSs pursuant to the terms described in the deposit agreement, prior to the Record Date. Upon surrender of (a) a certificated ADR in a form satisfactory to the Depositary at its designated transfer office or (b) proper instructions and documentation in the case of a Direct Registration ADR (as defined in the deposit agreement), the holder of the ADR is entitled to delivery at or, to the extent in dematerialized form, from, the Depositary’s custodian’s office of the Ordinary Shares at the time represented by the ADSs evidenced by such ADR. At the request, risk and expense of the holder of the ADR, the Depositary may deliver the Ordinary Shares at such other place as may have been requested by the holder of the ADR. The withdrawal of Ordinary Shares may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933, as amended (the “Securities Act”), or provisions in the deposit agreement or such ADR. The Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and your written order directing the Depositary to cause the Ordinary Shares represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order. If ADSs are held in a brokerage firm, bank or other financial institution, please contact the broker, bank or other financial institution to find out what actions need to be taken to instruct the broker, bank or other financial institution to surrender the ADR for withdrawal of Ordinary Shares. Please be aware that there is no guarantee of timely delivery of registration of the Ordinary Shares underlying your ADSs prior to the Record Date, and it is possible that you may not have sufficient time to withdraw your Ordinary Shares and vote them at the upcoming Annual General Meeting as a holder of record of Ordinary Shares. Holders of ADSs may be required to pay certain applicable fees, charges and taxes associated with the surrender and withdrawal process.

STRUCTURE THERAPEUTICS INC.
601 Gateway Blvd., Suite 900
South San Francisco, California 94080
PROXY STATEMENT
FOR THE 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 17, 2026
i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because the Board of Directors (the “Board”) of Structure Therapeutics Inc. (sometimes referred to as the “Company”) is soliciting your proxy to vote at the 2026 annual general meeting of shareholders (the “Annual General Meeting”), including at any adjournments or postponements of the meeting. You are invited to attend the Annual General Meeting online to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to first mail these proxy materials on or about April 23, 2026 to all holders of ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) and American Depositary Shares, each representing three Ordinary Shares (“ADSs”) of record entitled to vote at the Annual General Meeting.
How do I attend the Annual General Meeting?
This year’s Annual General Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend, ask questions, and, in the case of holders of Ordinary Shares, vote at the Annual General Meeting by following the instructions provided on the proxy card or voting instruction form to log in to www.virtualshareholdermeeting.com/GPCR2026. If you are a holder of Ordinary Shares or ADSs of record at 5:00 p.m. Eastern Time on April 20, 2026 (the “Record Date”), you will be asked to provide the 16-digit control number from your proxy card. If you are a beneficial owner of ADSs registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.
The audio webcast of the Annual General Meeting will begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures.
You are entitled to attend the Annual General Meeting if you were a holder of Ordinary Shares or ADSs as of the Record Date, or hold a valid proxy for the meeting. To be admitted to the Annual General Meeting, you will need to visit www.virtualshareholdermeeting.com/GPCR2026 and enter the 16-digit control number found next to the label “Control Number” on your proxy card or voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial owner of ADSs, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number or if there is any requirement to obtain a valid proxy to attend the meeting.
Holders of ADSs will not be entitled to vote the Ordinary Shares underlying their ADSs at the Annual General Meeting. See “How do I vote?” below for more information as to how holders of ADSs can vote at the Annual General Meeting.
Whether or not you participate in the Annual General Meeting, it is important that you vote your Ordinary Shares, including those underlying your ADSs.
What if I cannot find my control number?
Please note that if you do not have your control number and you are a registered holder of Ordinary Shares or ADSs, you will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/GPCR2026 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a beneficial owner of ADSs (that is, you hold your ADSs in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your control number prior to the Annual General Meeting or obtain a valid proxy to attend the Annual General Meeting, if required.

Where can we get technical assistance if we are having trouble accessing the meeting or during the meeting?
If you have difficulty accessing the meeting or during the meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.
For the Annual General Meeting, how do we ask questions of management and the Board?
We plan to address appropriate shareholder questions at the conclusion of the Annual General Meeting, to the extent time permits. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Questions that are not relevant to the proposals to be voted on at the Annual General Meeting will not be responded to. Questions may be submitted during the Annual General Meeting through www.virtualshareholdermeeting.com/GPCR2026.
Who can vote at the Annual General Meeting?
Ordinary Shareholders
Holders of record of Ordinary Shares on the Record Date will be eligible to vote at the Annual General Meeting. In deciding all matters at the Annual General Meeting, each shareholder will be entitled to one vote for each of our Ordinary Shares held by them on the Record Date. We do not have cumulative voting rights for the election of directors.
ADS Holders
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Registered Holders.   If you are a registered holder of the ADSs on the books of JPMorgan Chase Bank, N.A. (the “Depositary”) on the Record Date, you may provide instructions to the Depositary as to how to vote the Ordinary Shares underlying your ADSs on the proposals set forth in this Proxy Statement. The Depositary will provide you with a voting instruction form if you hold ADSs in your own name on the Depositary’s share register. Registered holders of ADSs must complete, sign, and return their voting instruction form to be actually received by the Depositary on or prior to 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on June 10, 2026. You also may exercise the right to vote the Ordinary Shares underlying your ADSs by surrendering your ADRs and withdrawing the Ordinary Shares represented by your ADSs pursuant to the terms described in the deposit agreement, prior to the Record Date. However, it is possible that you may not have sufficient time to withdraw your Ordinary Shares and vote them at the upcoming Annual General Meeting as a holder of record of Ordinary Shares. Holders of ADSs may be required to pay certain applicable fees, charges and taxes associated with the surrender and withdrawal process.

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Beneficial Holders.   If you hold your ADSs through a bank, broker, custodian or other nominee/agent on the Record Date, you are considered the beneficial owner of those ADSs held in “street name,” and it is anticipated that such bank, broker, custodian or nominee/agent will forward this Proxy Statement along with your voting instruction forms to you. If you are a beneficial holder of our ADSs, you should follow the instructions that your broker, bank, or other nominee provides to vote the Ordinary Shares underlying your ADSs.

Holders of ADSs will not be entitled to vote the Ordinary Shares underlying their ADSs at the Annual General Meeting. See “How do I vote?” below for more information as to how holders of ADSs can vote at the Annual General Meeting.
What am I voting on?
There are three matters scheduled for a vote:
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To elect the Board’s three nominees for Class III director named in this Proxy Statement to hold office until the 2029 Annual General Meeting of Shareholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal (Proposal 1);

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To ratify the appointment by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2); and

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To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement (Proposal 3).

What if another matter is properly brought before the meeting?
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.
How do I vote?
Ordinary Shareholders.   Registered shareholders whose names appear on the Company’s Register of Members as of the Record Date have the right to vote at the Annual General Meeting by voting online, or before the Annual General Meeting by voting online, by telephone, or by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual General Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual General Meeting and vote even if you have already voted by proxy.
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To vote online during the Annual General Meeting, follow the instructions posted at www.virtualshareholdermeeting.com/GPCR2026. You will be asked to provide the company number and control number from the proxy card.

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To vote online before the Annual General Meeting, go to www.proxyvote.com. You will be asked to provide the company number and control number from the proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on June 15, 2026 to be counted.

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To vote by telephone before the Annual General Meeting, dial toll-free +1 800-690-6903 using a touch-tone telephone and follow the recorded instructions. You will be asked to provide the company number and control number from the proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 15, 2026 to be counted.

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To vote using the proxy card before the Annual General Meeting, follow the instructions provided with the proxy card. If you return your signed proxy card to us by 11:59 p.m. Eastern Time on June 15, 2026, we will vote your shares as you direct.

ADS Holders.   As an ADS holder, you will not be entitled to vote online via live webcast during the Annual General Meeting. You may give voting instructions to the Depositary or your broker, bank, or other nominee, as applicable, with respect to the Ordinary Shares underlying your ADSs. If you held ADSs as of the Record Date, you have the right to instruct the Depositary (if you held your ADSs directly) or the right to instruct your broker, bank, or other nominee (if you held your ADSs through such intermediary) how to vote. So long as the Depositary receives your voting instructions on or prior to 11:59 p.m. Eastern Time on June 10, 2026, it will, to the extent practicable and subject to Cayman Islands law and the terms of the deposit agreement, vote the underlying Ordinary Shares represented by your ADSs as you instruct. If your ADSs are held through a broker, bank, or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the underlying Ordinary Shares represented by your ADSs. Please check with your broker, bank, or other nominee, as applicable, and carefully follow the voting procedures provided to you.
As an ADS holder, you may also exercise the right to vote the Ordinary Shares underlying your ADSs by surrendering your ADRs for withdrawal of the Ordinary Shares represented by your ADSs pursuant to the terms described in the deposit agreement, prior to the Record Date. Upon surrender of (a) a certificated ADR in a form satisfactory to the Depositary at its designated transfer office or (b) proper instructions and documentation in the case of a Direct Registration ADR (as defined in the deposit agreement), the holder of the ADR is entitled to delivery at or, to the extent in dematerialized form, from, the Depositary’s custodian’s office of the Ordinary Shares at the time represented by the ADSs evidenced by such ADR. At the request, risk and expense of the holder of the ADR, the Depositary may deliver the Ordinary Shares at such other place as may have been requested by the holder of the ADR. The withdrawal of Ordinary Shares may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act, or provisions in the deposit agreement or such ADR.

The Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and your written order directing the Depositary to cause the Ordinary Shares represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order. If ADSs are held in a brokerage firm, bank or other financial institution, please contact the broker, bank or other financial institution to find out what actions need to be taken to instruct the broker, bank or other financial institution to surrender the ADR for withdrawal of Ordinary Shares. Please be aware that there is no guarantee of timely delivery of registration of the Ordinary Shares underlying your ADSs prior to the Record Date, and it is possible that you may not have sufficient time to withdraw your Ordinary Shares and vote them at the upcoming Annual General Meeting as a holder of record of Ordinary Shares. Holders of ADSs may be required to pay certain applicable fees, charges and taxes associated with the surrender and withdrawal process.

      If you are a holder of Ordinary Shares, internet proxy voting will be provided to allow you to vote your ordinary shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, each Ordinary Share that you own as of the Record Date entitles you to one vote. Each ADS that you own as of the Record Date represents three Ordinary Shares.
If I am a holder of Ordinary Shares of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a holder of Ordinary Shares of record and do not vote by completing your proxy card, by telephone, or online, your Ordinary Shares will not be voted.
Abstentions will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your Ordinary Shares will be voted in accordance with the recommendations of the Board set forth below.
If I am a record holder or beneficial holder of ADSs and I do not provide the Depositary or my broker, bank or other nominee, as applicable, with voting instructions, what happens?
To the extent that the Depositary does not receive instructions on a particular Proposal from a holder of ADSs (including, without limitation, any broker, bank, or other nominee, as applicable, acting on behalf of a beneficial holder of ADSs) in a timely manner, such holder shall be deemed, and the Depositary is instructed to deem such holder, to have instructed the Depositary to give a discretionary proxy for such Proposal(s) to a person designated by us to vote the Ordinary Shares represented by the ADSs for which actual instructions were not so given by such holder on such agenda item(s), provided that no such instruction shall be deemed given and no discretionary proxy shall be given unless we inform the Depositary in writing (and we agree to provide the Depositary with such instruction promptly in writing) that (a) we wish for such proxy to be given with respect to such Proposal(s), (b) there is no substantial opposition existing with respect to such Proposal(s) and (c) such Proposal(s), if approved, would not materially or adversely affect the rights of holders of our Ordinary Shares and ADSs.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your Ordinary Shares or ADSs may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy card in the proxy materials to ensure that all of your Ordinary Shares or ADSs are voted.
Can I change my vote after submitting my proxy?
Ordinary Shareholders:   If you are the record holder of your Ordinary Shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed proxy card with a later date.

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You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to Structure Therapeutics Inc., 601 Gateway Blvd., Suite 900, South San Francisco, California 94080, Attention: Secretary.

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You may attend the Annual General Meeting and vote electronically. Simply attending the Annual General Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.
ADS Holders:   If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by the Depositary or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by the Depositary or the broker, bank or other nominee, as applicable, will be used to instruct the Depositary how to vote your ADSs.
What vote is required for adoption or approval of each proposal and how will votes be counted?
Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions	Effect of Broker Non-Votes	Board Recommendation
1	Elect the three nominees for Class III director named in this Proxy Statement.	FOR votes from the holders of a majority of the votes cast by the shareholders, being entitled to do so, voting virtually or by proxy.	FOR, AGAINST or ABSTAIN	No Effect	Not Applicable*	FOR the nominees
2	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.	FOR votes from the holders of a majority of the votes cast by the shareholders, being entitled to do so, voting virtually or by proxy.	FOR, AGAINST or ABSTAIN	No Effect	Not Applicable*	FOR
3	Approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.	FOR votes from the holders of a majority of the votes cast by the shareholders, being entitled to do so, voting virtually or by proxy.	FOR, AGAINST or ABSTAIN	No Effect	Not Applicable*	FOR

*
Please see above under “If I am a record holder or beneficial holder of ADSs and I do not provide the Depositary or my broker, bank or other nominee, as applicable, with voting instructions, what happens?” Our Ordinary Shares are only held by record holders and not in “street name”.

Who will count the vote?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and American Election Services LLC will act as inspectors of election in association with Broadridge Financial Solutions, Inc.
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. Pursuant to our memorandum and articles of association, the quorum required for a general meeting of shareholders consists of one or more shareholders holding (or representing by proxy) not less than an aggregate of one-third of all of our voting share capital in issue and entitled to vote. On the Record Date, there were 213,213,565 Ordinary Shares issued and outstanding and entitled to vote. Thus, the holders of 71,071,189 Ordinary Shares must be present in person (including virtual attendance) or represented by proxy at the Annual General Meeting to have a quorum. Your Ordinary Shares will be counted towards the quorum only if you submit a valid proxy or if you attend electronically at the Annual General Meeting.
Abstentions will be counted towards the quorum requirement. The Board has the power to postpone the Annual General Meeting for any reason, and anticipates that it would do so if, based on the number of proxies submitted, a quorum were unlikely to be present. Shareholders will be notified of any postponement of the Annual General Meeting.
How can I find out the results of the voting at the Annual General Meeting?
Preliminary voting results will be announced at the Annual General Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual General Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual General Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
The Proxy Statement, Form 10-K and annual report to shareholders are available at www.structuretx.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by terms such as “believe,” “continue,” “could,” “determine,” “estimate,” “expect,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements related to the Company’s plans and expectations regarding executive compensation, and the potential market opportunity of the Company’s product candidates and competitive landscape. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect the Company’s business, particularly those mentioned in the risk factors and cautionary statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in its periodic reports on Form 10-Q and current reports on Form 8-K.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors
Our Board is divided into three classes, with one class of directors being elected in each year and each class, Class I, Class II and Class III, serving a three-year term. Each Class III director has a term that expires at the Annual General Meeting, each Class I director has a term that expires at the Company’s 2027 annual general meeting of shareholders and each Class II director has a term that expires at the Company’s 2028 annual general meeting of shareholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation, or removal.
There are currently seven members of the Board. There are three Class III directors whose term of office expires at the Annual General Meeting — Ted W. Love, M.D.; Raymond Stevens, Ph.D. and Daniel G. Welch. Dr. Stevens and Mr. Welch were previously appointed to the Board prior to our initial public offering (“IPO”) and were both recommended for nomination to the Board at the Annual General Meeting by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”). Dr. Stevens was previously appointed to the Board in June 2016 by our sole incorporator. Mr. Welch was approved by our Board and elected by holders of a majority of our Ordinary Shares and preferred shares that were in existence prior to our IPO. Dr. Love was previously appointed to the Board in August 2023 and was recommended for nomination to the Board at the Annual General Meeting by the Nominating Committee. Dr. Love was initially identified as a potential director nominee by an independent member of the Board.
If a nominee becomes unavailable for election as a result of an unexpected occurrence, Ordinary Shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee as designated by the Board, or alternatively, the Board may leave a vacancy or reduce the size of the Board. The nominees for election have agreed to serve if elected. Our management has no reason to believe that the nominees will be unable to serve.
The Nominating Committee seeks to identify, evaluate, recommend and communicate with candidates qualified to become directors or director nominees consistent with criteria approved by the Board, including potential conflicts of interest, director independence and other requirements. The biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating Committee to believe that nominee should serve or continue to serve on the Board. However, each of the members of the Nominating Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members. We believe that, as a whole, our Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.
The biographies of our nominees for election to the Board as Class III directors, and all other directors whose term will continue after the Annual General Meeting, are set forth below, including the offices held, other business directorships and the class and term of each director nominee and director. Each of the biographies highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a director.
Class III Director Nominees for Election at the Annual General Meeting
Ted W. Love, M.D., 67, has served as a member of our Board since August 2023. Dr. Love previously served as President and Chief Executive Officer of Global Blood Therapeutics, Inc., a former publicly-traded biopharmaceutical company focused on hematology, from June 2014 to October 2022, prior to its acquisition by Pfizer Inc. Prior to serving at Global Blood Therapeutics, Dr. Love served as Executive Vice President, Research and Development and Technical Operations at Onyx Pharmaceuticals, Inc., from February 2010 to August 2012. Prior to Onyx, from 2001 to January 2009, Dr. Love served as President, Chief Executive Officer and Chairman of Nuvelo, Inc. Prior to that, he served as Senior Vice President, Development, at Theravance, Inc. from 1998 to 2001. Previously, he spent six years at Genentech, Inc., where he held a number of senior management positions in medical affairs and product development and served as chairman of

Genentech’s Product Development Committee. Dr. Love served as a consultant in medicine in the Department of Cardiology at the Massachusetts General Hospital. Dr. Love currently serves on the boards of directors of each of Gilead Sciences, Inc. (“Gilead”) (NASDAQ: GILD), Royalty Pharma plc (NASDAQ: RPRX) and Jazz Pharmaceuticals plc (NASDAQ: JAZZ), each a biopharma company. Dr. Love previously served on the boards of directors of each of Seagen, Inc. from August 2020 to December 2023, Amicus Therapeutics, Inc. from July 2012 to July 2020, Global Blood Therapeutics, Inc. from September 2013 to October 2022 and Portola Pharmaceuticals, Inc. from September 2019 until its acquisition in July 2020 by Alexion Pharmaceuticals, Inc. Dr. Love holds a B.A. in molecular biology from Haverford College and an M.D. from Yale Medical School. He completed a residency in internal medicine and a fellowship in cardiology at the Massachusetts General Hospital. We believe that Dr. Love is qualified to serve on our Board because of his extensive leadership and management experience in the biopharmaceutical industry, in addition to his prior experience as a practicing physician.
Raymond Stevens, Ph.D., 62, has served as our Chief Executive Officer since May 2019 and as a member of our Board since February 2019. Previously, Dr. Stevens founded the Bridge Institute at the University of Southern California, where he served as Founding Director and Professor from July 2014 to May 2019, and since then as Professor Emeritus. Prior to founding the Bridge Institute, Dr. Stevens founded the iHuman Institute at ShanghaiTech University (“iHuman Institute”) in January 2012, where he has since served as Founding Director and Adjunct Professor. Prior to founding the iHuman Institute, Dr. Stevens served as Professor, Department of Integrative Structural and Computational Biology and Chemistry at The Scripps Research Institute from June 1999 to July 2014. Previously, Dr. Stevens also founded and served on the board of directors of Receptos Inc., which was acquired by Celgene, a subsidiary of Bristol-Myers Squibb. Dr. Stevens also founded Syrrx, Inc., which was acquired by Takeda Pharmaceutical Company Limited, and RuiYi Inc., which was acquired by Skye Biosciences. Dr. Stevens currently serves as a member of the board of directors of Danaher Corporation (NYSE: DHR) and as a member of their audit and science and technology committees. Dr. Stevens received his B.A. in Chemistry from the University of Southern Maine and his Ph.D. in Organic Chemistry from the University of Southern California. Dr. Stevens completed a post-doctoral fellowship in Chemistry at Harvard University. We believe that Dr. Stevens is qualified to serve on our Board based on his extensive experience in the field of structure-based drug discovery and as a director of public and private companies. As our Chief Executive Officer, Dr. Stevens also provides invaluable insight to our management’s perspective in the Board’s discussions regarding our company’s business and strategic plans.
Daniel G. Welch, 68, has served as Chairman of our Board since January 2022. Mr. Welch served as an Executive Partner of Sofinnova Ventures (“Sofinnova”), a venture capital firm, from January 2015 to February 2018. Prior to serving at Sofinnova, Mr. Welch served as Chief Executive Officer and President of InterMune, Inc. (“InterMune”), a biotechnology company, from September 2003 until its acquisition by Roche Holdings AG (“Roche”) in September 2014. Mr. Welch also served as Chairman of InterMune from May 2008 to September 2014. Prior to serving at InterMune, Mr. Welch served as Chairman and Chief Executive Officer of Triangle Pharmaceuticals, Inc. (“Triangle”), a pharmaceutical company, from August 2002 until its acquisition by Gilead in January 2003. Prior to serving at Triangle, Mr. Welch served as President of Biopharmaceuticals at Elan Corporation (“Elan”) from 2000 to 2002. Prior to serving at Elan, Mr. Welch served in various senior management roles at Sanofi-Synthelabo, now Sanofi S.A., from 1987 to 2000, including as Vice President of Worldwide Marketing and Chief Operating Officer of the U.S. business. Mr. Welch currently serves on the boards of directors of each of Ultragenyx Pharmaceuticals Inc. (NASDAQ: RARE), Prothena Corporation plc (NASDAQ: PRTA), Poplar Therapeutics, Inc. and InCarda Therapeutics, Inc. Mr. Welch previously served as an advisor to Pacira Biosciences, Inc. (NASDAQ: PCRX) until April 2025 and on the board of directors of Nuvation Bio, Inc. (NYSE: NUVB) from June 2020 to June 2024. Mr. Welch received his B.B.A. in Marketing from the University of Miami and his M.B.A. from the University of North Carolina. We believe that Mr. Welch is qualified to serve on our Board based on his operational and strategic expertise in the global pharmaceutical market, his experience serving on the board of directors of publicly traded pharmaceutical companies and his extensive experience in leading companies from clinical-stage drug development to large-scale global commercialization.
THE BOARD RECOMMENDS A
VOTE IN FAVOR OF THE BOARD’S NOMINEES FOR DIRECTOR.

Class I Directors Continuing in Office Until the 2027 Annual General Meeting
Angus C. Russell, 70, has served as a member of our Board since August 2024. Mr. Russell served as Chief Executive Officer of Shire plc, a biopharmaceutical company, from June 2008 to April 2013, as its Chief Financial Officer from 1999 to 2008, and as a member of its board of directors from 1999 to 2013. Prior to joining Shire plc, Mr. Russell served as Vice President of Corporate Finance at AstraZeneca plc. Mr. Russell has served on the board of directors of Lineage Cell Therapeutics, Inc. (NYSE: LCTX) since December 2014. Mr. Russell previously served as a director and Chairman of the board of directors of Revance Therapeutics, Inc. from March 2014 until its acquisition by Crown Laboratories in February 2025. Mr. Russell previously served as a director of each of Questcor Pharmaceuticals, Inc., until it was acquired by Mallinckrodt plc in 2014; InterMune, prior to its acquisition by Roche in 2014; Mallinckrodt plc from 2014 to 2022 and TherapeuticsMD, Inc. (NASDAQ: TXMD) from 2015 to 2022. Mr. Russell is a Chartered Accountant and holds an honorary Doctor of Business Administration from Coventry University, U.K. We believe that Mr. Russell is qualified to serve as a member of our Board because of his expertise in corporate finance and strategy in the biotechnology and pharmaceutical industries and his public company board experience.
Sharon Tetlow, 66, has served as a member of our Board since March 2022. Since January 2016, Ms. Tetlow has served as Managing Partner of Potrero Hill Advisors, an advisory firm providing strategic and operational financial support to life sciences companies. Ms. Tetlow currently serves on the board of directors and on the audit committee of Cessation Therapeutics, Inc., a private biopharmaceutical company focused on anti-opioid therapeutics. Additionally, Ms. Tetlow has served on the board of directors of CXT Discovery, a non-profit biotech company, since September 2024, and as a member of the board of directors of Siren Biotechnology, Inc., a private biopharmaceutical company, since April 2024. Ms. Tetlow previously served as a board member, audit committee chair and member of the nominating and governance committee of DICE Therapeutics, Inc. from November 2020 until its purchase by Eli Lilly and Company in August 2023. Ms. Tetlow served as board member and audit committee chair of Catalyst Bio, Inc. from January 2020 until its reverse merger in December 2022. Ms. Tetlow served as supervisory board member and audit committee member of Valneva SE (NASDAQ: VALN) from June 2020 to August 2023. Ms. Tetlow previously served on the board of directors of Altamont Pharma Acquisition Corp. (NASDAQ: ALTP) from 2021 to 2022. Ms. Tetlow received her B.S. in Psychology from the University of Delaware and her M.B.A. from Stanford University. We believe that Ms. Tetlow is qualified to serve as a member of our Board because of her expertise in corporate finance and strategy in the biotechnology and pharmaceutical industries and her public company board experience.
Class II Directors Continuing in Office Until the 2028 Annual General Meeting
Eric Dobmeier, 57, has served as a member of our Board since December 2022. From April 2019 until its acquisition by Novartis AG in August 2023, Mr. Dobmeier served as President, Chief Executive Officer and member of the board of directors of Chinook Therapeutics, Inc., a biotechnology company focused on kidney diseases. Prior to joining Chinook, Mr. Dobmeier served as President and Chief Executive Officer of Silverback Therapeutics, Inc. Prior to that, from 2002 to 2017, Mr. Dobmeier held positions of increasing responsibility at Seattle Genetics, Inc., a publicly traded biotechnology company, including most recently as Chief Operating Officer. Previously, Mr. Dobmeier was an attorney with the law firms of Venture Law Group and Heller Ehrman LLP, where he represented technology companies in connection with public and private financings, mergers and acquisitions and corporate partnering transactions. Since May 2024, Mr. Dobmeier has served as a venture partner at Samsara Biocapital. He has also served as a member of the boards of directors of Janux Therapeutics, Inc. (NASDAQ: JANX) since July 2024 and Jade Biosciences, Inc. (NASDAQ: JADE) since October 2024, both biotechnology companies. Mr. Dobmeier previously served on the boards of directors of Atara Biotherapeutics (NASDAQ: ATRA) from 2015 to May 2024 and Adaptive Biotechnologies Corp (NASDAQ: ADPT) from 2016 to March 2021, each a biopharmaceutical company. He received his A.B. in History from Princeton University and his J.D. from the University of California, Berkeley School of Law. We believe Mr. Dobmeier is qualified to serve as a member of our Board because of his legal, business development and operating experience, senior management experience at public biotechnology companies and his service as a director of other biopharmaceutical companies.
Joanne Waldstreicher, M.D., 66, has served as a member of our Board since December 2022. From December 2012 to April 2023, Dr. Waldstreicher served as Chief Medical Officer at Johnson & Johnson

(NYSE: JNJ), where she held various roles since 2002, including Chief Medical Officer & Head, Asia Pacific Medical Science at Janssen Pharmaceutical Companies of Johnson & Johnson from 2011 to 2012 and Senior Vice President, Head, Global Drug Development from 2007 to 2009. Prior to joining Johnson & Johnson, Dr. Waldstreicher oversaw endocrinology and metabolism clinical research at Merck Research Laboratories. Dr. Waldstreicher currently serves on the boards of directors of each of Becton Dickinson and Company (NYSE: BDX), a global medical technology company, and Poplar Therapeutics, Inc., an immunology company. Dr. Waldstreicher also currently serves as a faculty affiliate of the Division of Medical Ethics, Department of Population Health at New York University School of Medicine. Dr. Waldstreicher also serves as an independent advisor to i-Cubed, a group affiliated with Duke Clinical Research. Dr. Waldstreicher received her B.A. in Chemistry at City University of New York, Brooklyn College, and her M.D. at Harvard Medical School. We believe Dr. Waldstreicher is qualified to serve on our Board based on her extensive experience as a pharmaceutical executive with significant expertise in clinical development, drug development strategy and regulatory affairs.
Information Regarding the Board of Directors and Corporate Governance
Director Nomination Process and Qualifications
In accordance with the Company’s memorandum and articles of association, the Board is responsible for appointing directors to the Board, either to fill a vacancy or as an addition to the existing Board. The Nominating Committee is responsible for identifying, reviewing, evaluating, recommending and communicating with candidates qualified to become Board members or nominees for directors to the Board, in accordance with the Nominating Committee’s charter and consistent with the criteria listed below. Our Nominating Committee considers candidates who are recommended by its members, by other Board members, by securityholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates.
The Board will determine the appropriate characteristics, skills and experience for the Board as a whole and for its individual members, as well as the committees of the Board on which they may serve. The Board considers recommendations for nominees from the Nominating Committee. The Board will consider the minimum general criteria below and may add any specific additional criteria with respect to specific searches, in selecting candidates and existing directors for serving on the Board. An acceptable candidate may not fully satisfy all of the criteria but is expected to satisfy nearly all of them. The Board believes that candidates for director should have certain minimum qualifications, including having the highest personal integrity and ethics and being able to read and understand basic financial statements.
In considering candidates recommended by the Nominating Committee, the Board intends to consider other factors, such as: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of the Company; (iii) demonstrating excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective and experience; and (vii) having the commitment to rigorously represent the long-term interests of the Company’s shareholders.
Director Candidates Recommended by Securityholders
The Nominating Committee will consider director candidates recommended by the Company’s securityholders. The Nominating Committee does not intend to alter the manner in which it evaluates a candidate for nomination to the Board based on whether or not the candidate was recommended by a Company securityholder.
For nominations of potential candidates made other than by the Board, the securityholder or other person making such nomination must comply with the Company’s Memorandum and Articles of Association and the Company’s Policy Regarding Securityholder Recommendations of Director Nominees (as posted in the “Corporate Governance” section of our website located at www.structuretx.com), including, without limitation, submission of the information or other materials required with respect to proposed nominees under such documents and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate.

Securityholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Nominating Committee c/o Structure Therapeutics Inc., 601 Gateway Boulevard, Suite 900, South San Francisco, CA 94080. Such director nominations will be presented to the Board for its consideration. Securityholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws. These requirements are also described under the section entitled “Shareholder Proposals for the 2027 Annual General Meeting of Shareholders”.
Director Independence and Independence Determinations
Our Corporate Governance Guidelines provide that our Board will consist of a majority of independent directors in accordance with Nasdaq listing standards. Our Corporate Governance Guidelines define an “independent” director consistent with the Nasdaq definition of independence. Under our Corporate Governance Guidelines and Nasdaq listing standards, a director is not independent unless the Board affirmatively determines that such director does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Members of the Audit Committee and Compensation Committee of the Board (the “Compensation Committee”) are subject to the additional independence requirements of applicable SEC rules and Nasdaq listing standards.
Our Nominating Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that Mr. Dobmeier, Dr. Love, Mr. Russell, Ms. Tetlow, Dr. Waldstreicher and Mr. Welch are “independent” in accordance with applicable Nasdaq listing standards applicable to boards of directors in general. In addition, our Board has affirmatively determined that Ms. Tetlow, Mr. Dobmeier and Mr. Russell are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular, and that Dr. Love, Mr. Dobmeier and Mr. Welch are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and Compensation Committee members in particular.
In assessing directors’ independence, our Board took into account all relevant identified transactions, relationships, and arrangements involving the directors and concluded that such transactions, relationships, and arrangements did not impair the independence of any director.
Board Leadership Structure
Our Board maintains the flexibility to determine whether the roles of Chair of the Board (the “Chair”) and Chief Executive Officer should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chair, would not result in better governance or oversight.
At this time, our Board is led by Mr. Welch, an independent, non-executive Chair. Our Board believes that it is in the best interest of the Company and its shareholders for Mr. Welch to continue to serve as Chair. Mr. Welch possesses significant knowledge and experience in our industry and a deep understanding of our strategic objectives, all of which will continue to benefit the Company during the year ahead. The Company believes that separation of the positions of the Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chair creates an environment that is more conducive to the Board’s objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its shareholders, including with respect to evaluating whether steps management is taking to manage risks are appropriate for the Company. Mr. Welch’s responsibility is to ensure that our Board functions properly and to work with our Chief Executive Officer to set the Board’s agenda. Accordingly, he has substantial ability to shape the work of the Board. We expect him to facilitate communications among our directors and between the Board and senior management. While Mr. Welch provides independent leadership, he also works closely with our Chief Executive Officer to ensure that our directors receive the information that they need to perform their responsibilities, including discussing and providing critical review of the matters that come before the Board and assessing management’s performance. As a result, we believe that such separation can enhance the effectiveness of our Board as a whole. We believe that the leadership structure of our Board is appropriate and enhances its ability to effectively carry out its roles and responsibilities on behalf of our shareholders.
Board’s Role in Risk Oversight
While senior management has primary responsibility for managing risk, the Board has responsibility for risk oversight with specific risk areas delegated to relevant Board committees who report on their deliberations to the full Board. The specific risk areas of focus for the Board and each of its committees are summarized below.
Full Board
•
Oversee the Company’s risk governance framework, including an enterprise-wide culture that supports appropriate risk awareness and the identification, escalation, and appropriate management of risk

•
General strategic and commercial risks

•
M&A transactions, including execution and integration, and the M&A competitive landscape

•
Legal risks such as those arising from litigation, environmental, and intellectual property matters

Audit Committee
•
Oversee and coordinate with the Company’s internal and external auditors

•
Accounting, controls and financial disclosure

•
Privacy, cybersecurity, and information technology risks, including our information security framework, threat assessment, response readiness and training efforts

•
Tax and liquidity management

Compensation Committee	• Compensation structure and programs • CEO succession planning • Recruitment and retention of talent • Workplace culture • Workplace health, safety and well-being
Nominating and Corporate Governance Committee	• Governance structures and processes • Board organization, independence and structure • Board succession and effectiveness • Oversee the Company’s ESG initiatives
Research and Development (R&D) Committee	• R&D activities • Risks associated with clinical development of product candidates • Intellectual property strategy and protection
Board and Committee Self Assessments
On an annual basis, the Board, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee conduct self-assessments to ensure effective performance and to identify opportunities for improvement. As part of the self-assessment process, directors respond to a comprehensive questionnaire that asks them to consider various topics related to board and committee composition, structure, effectiveness and responsibilities. Each committee, as well as the Board as a whole, then reviews and assesses the responses from this assessment and any recommendations to the Board. The results of the assessments are then discussed by the Board with a view toward taking action to address any issues presented.
Board and Committee Meetings and Attendance
Our Corporate Governance Guidelines provide that all directors are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. In 2025, the Board held five meetings, the Audit Committee held four meetings, the Compensation Committee held four meetings, the Research and Development Committee held four meetings, and the Nominating Committee held one meeting. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).
Although we do not have a formal policy regarding attendance by Board members at annual general meetings of shareholders, we encourage our directors to attend such meetings. Six directors attended our 2025 Annual General Meeting.
Information Regarding Committees of the Board
Our Board has established four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Research & Development Committee — each of which operates under a charter that has been approved by our Board. Current copies of our committee’s charters are posted on the “Corporate Governance” section of our website located at www.structuretx.com.
The following table provides membership and meeting information for fiscal year 2025 for each of the committees of the Board then in effect:
Name	Audit	Compensation	Nominating and Corporate Governance	Research & Development
Eric Dobmeier	X	X
Ted W. Love, M.D.		X*		X
Angus C. Russell	X
Raymond Stevens, Ph.D.				X
Sharon Tetlow	X*		X
Joanne Waldstreicher, M.D.			X	X*
Daniel G. Welch		X	X*
Total Meetings in 2025	4	4	1	4

*
Committee Chairperson

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that, with the exception of Dr. Stevens’ membership on the Research & Development Committee, each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.
Below is a description of each committee of the Board.
Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions which include, among other things:

•
evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•
reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•
monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•
reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•
reviewing with management and our independent auditors any earnings announcements;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•
reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics; and

•
reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented.

The current members of the Audit Committee are Ms. Tetlow, Mr. Dobmeier and Mr. Russell, with Ms. Tetlow serving as the chair. Our Board has determined that each member of the Audit Committee is an independent director under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and under Rule 10A-3 under the Exchange Act. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. Our Board has determined that Ms. Tetlow qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing standards. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.
Report of the Audit Committee of the Board*
The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended December 31, 2025 with management of the Company and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to

*
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Sharon Tetlow, Chair
Eric Dobmeier
Angus C. Russell
Compensation Committee
Our Compensation Committee currently consists of Dr. Love, Mr. Dobmeier and Mr. Welch, with Dr. Love serving as the chair. Our Board has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the Nasdaq independence requirements. The Compensation Committee has a charter that is reviewed and updated annually, or as may be warranted from time to time. The functions of the Compensation Committee include, among other things:
•
reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;

•
reviewing and approving (or if it deems appropriate, making recommendations to the full Board regarding) the compensation and other terms of employment of our executive officers, other members of senior management (in the Compensation Committee’s discretion), and non-employee directors;

•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) performance goals and objectives relevant to the compensation of our executive officers, other members of senior management (in the Compensation Committee’s discretion), and non-employee directors, and assessing their performance against these goals and objectives;

•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•
evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•
reviewing and making recommendations to the full Board regarding the type and amount of compensation to be paid or awarded to our non-employee directors;

•
administering our equity incentive plans;

•
establishing policies with respect to equity compensation arrangements;

•
reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us; and

•
reviewing and making recommendations to the full Board regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers.

Compensation Committee Responsibilities
The Compensation Committee, or the Board upon recommendation from the Compensation Committee, makes the significant adjustments to annual compensation, determines bonus and equity awards, and establishes new performance objectives at one or more meetings held during the first quarter of the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Board upon recommendation from the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, any executive and director share ownership information, company share performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of Aon’s Talent Solutions Practice, a division of Aon plc (“Aon”), including analyses of executive compensation paid at other companies identified by the consultant. The Compensation Committee or the Board, upon recommendation from the Compensation Committee, also reviews and approves any peer group of companies used to inform the Company’s evaluation of compensation for its employees and directors; reviews and makes recommendations with respect to non-employee director compensation.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets whenever its members deem a meeting necessary or appropriate, and typically at least quarterly. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and Aon, the Company’s compensation consultant. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not be present during the voting or deliberations regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of our company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of our company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Aon to conduct a review and analysis of our executive and director compensation compared with current market practices and a peer group of companies, to be used for setting 2025 executive and director compensation levels. The 2025 peer group was chosen based on several characteristics including: comparable stage in key product and corporate development, similar growth and performance potential and market capitalization. Aon reports to the Compensation Committee. The Compensation Committee has assessed the independence of Aon according to the six factors mandated by SEC and Nasdaq listing standards. After conducting this assessment and considering any potential conflicts of interest, the Compensation Committee concluded that the continued engagement of Aon did not raise any conflict of interest and did not adversely affect Aon’s independence.
Aon’s review, which consisted of an analysis of our compensation practices against prevailing market practices of identified peer group companies and broader industry trends, analyzed total direct compensation (inclusive of salary, cash bonuses and equity awards) of our executive officers and was based on an assessment of market trends through analysis of available public information in addition to proprietary data provided by Aon. In any given year, the Compensation Committee may consider the experience and performance levels of our executives and other factors deemed appropriate and make a subjective determination that it would be appropriate for any Named Executive Officer’s (as defined below) compensation elements or targeted total compensation and equity levels to deviate from the targeted percentile of the compensation paid to similarly situated officers employed by our peer companies.

Delegation Authority
Under its charter, the Compensation Committee may delegate to one or more officers of the Company the authority to make grants and awards of cash or options or other equity securities to non-executive employees within certain parameters. The Company’s equity grant committee is currently composed of Raymond Stevens, Ph.D., our Chief Executive Officer, and Jun Yoon, our Chief Financial Officer, acting together or separately, to which authority has been delegated to grant share option awards and restricted stock units to non-executive employees under the Company’s 2023 Equity Incentive Plan (the “2023 Plan”), subject to certain specified limitations and oversight by our Compensation Committee. The purpose of this delegation of authority is to enhance the flexibility of equity award administration and to facilitate the timely grant of share option awards and restricted stock units to non-executive employees, particularly new employees, within specified guidelines and limits approved by our Compensation Committee. As part of its oversight function, our Compensation Committee periodically reviews the list of grants made by the equity grant committee. During the year ended December 31, 2025, the equity grant committee exercised its delegated authority to grant share option awards covering a total of 1,616,724 ordinary shares to non-executive employees.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is a current or former officer or employee of the Company. None of our executive officers currently serves, or has served during 2025, on the board of directors or compensation committee of any other company that has one or more executive officers serving on our Board or on our Compensation Committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Mr. Welch, Ms. Tetlow and Dr. Waldstreicher, with Mr. Welch serving as the chair. Our Board has determined that each of the members of this committee satisfies the Nasdaq independence requirements. The Nominating and Corporate Governance Committee has a charter that is reviewed and updated annually, or as may be warranted from time to time. The functions of this committee include, among other things:
•
identifying, reviewing and evaluating candidates to serve on our Board consistent with criteria approved by our Board;

•
determining the minimum qualifications for service on our Board;

•
evaluating director performance on the Board and applicable committees of the board and determining whether continued service on our Board is appropriate;

•
overseeing succession planning for the Board and key leadership roles on the Board and its committees;

•
evaluating, nominating and recommending individuals for membership on our Board;

•
evaluating nominations by shareholders of candidates for election to our Board;

•
considering and assessing the independence of members of our Board;

•
developing a set of corporate governance policies and principles, and periodically reviewing and assessing these policies and principles and their application and recommending to our Board any changes to such policies and principles;

•
considering questions of possible conflicts of interest of directors as such questions arise; and

•
reviewing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee and its charter.

Research & Development Committee
Our Research & Development Committee currently consists of Dr. Waldstreicher, Dr. Love and Dr. Stevens, with Dr. Waldstreicher serving as the chair. The Research & Development Committee has a charter that is reviewed and updated annually, or as may be warranted from time to time. The functions of this committee include, among other things:
•
Reviewing and providing advice for the Company’s research and development (“R&D”) programs on behalf of the Board;

•
Providing advice to the Board regarding the strategic direction of the Company’s R&D activities;

•
Identifying and discussing significant emerging trends and issues in science and technology and considering the potential impact of such on the Company’s R&D; and

•
Providing advice to the Company’s management and to the Board in connection with the allocation, deployment, and utilization of resources in the Company’s R&D.

Committee Charters and Corporate Governance Guidelines
Complete copies of our Corporate Governance Guidelines and committee charters are posted in the “Corporate Governance” section of our website located at www.structuretx.com.
Executive Sessions
Executive sessions, which are meetings at which only independent directors are present, are regularly scheduled throughout the year, typically at the time of each regular Board meeting and as frequently as such independent directors deem appropriate. A director designated at each executive session by the independent directors presides at the executive sessions.
Board’s Oversight of Strategy
Our Board is deeply engaged and involved in overseeing our long-range strategy, including evaluating our key market opportunities, product development, clinical trials, partnering opportunities and competitive developments. Our Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at board meetings and, when relevant, at Committee meetings. We also dedicate at least one board meeting every year to an even more intensive review and discussion of our strategic plan. Matters of strategy also inform committee-level discussions of many issues, including enterprise risk. Engagement of the Board on these issues and other matters of strategic importance continues in between meetings, including through updates to the Board on significant items and discussions between the CEO and our Chair on a periodic basis. Each director is expected to and does bring to bear their own talents, insights, and experiences to these strategy discussions.
Cybersecurity and Data Privacy Oversight
Our Board addresses our cybersecurity risk management as part of its general oversight function. Our Audit Committee is responsible for overseeing our cybersecurity risk management processes, including oversight of mitigation of risks from cybersecurity threats. Our cybersecurity risk assessment and management processes are implemented and maintained by certain Company management, including our head of Internal Controls and SOX Compliance and our head of IT. Our cybersecurity incident response policy includes reporting to the Audit Committee for certain cybersecurity incidents. The Audit Committee receives periodic reports from our cybersecurity function concerning our significant cybersecurity threats and risk and the processes we have implemented to address them. The Audit Committee also has access to various reports, summaries or presentations related to cybersecurity threats, risk and mitigation and our cybersecurity incident response policy includes reporting to the Audit Committee for certain cybersecurity incidents.
Sustainability and Corporate Responsibility
Our executive leadership team, comprised of our Chief Executive Officer, Chief Financial Officer, and executives from across the Company, oversee our efforts to integrate sustainability and corporate responsibility into our strategic planning, risk management and reporting. The Nominating and Corporate Governance Committee oversees aspects of our corporate governance functions.

Securityholder Communications with the Board
Our Board has adopted a formal process by which securityholders may communicate with the Board or any of its directors. Securityholders who wish to communicate with the Board may do so by sending written communications addressed to the Board or such director c/o Structure Therapeutics Inc. 601 Gateway Blvd., Suite 900, South San Francisco, CA, 94080, Attn: Secretary. Our Secretary will review each communication, and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions. The Code of Business Conduct and Ethics is posted in the “Corporate Governance” section of our website located at www.structuretx.com. If we ever were to amend or waive any provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the shareholders at the Annual General Meeting and recommended that shareholders ratify such selection. EY has audited our financial statements since 2023. Representatives of EY are expected to be present at the Annual General Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our memorandum and articles of association nor other governing documents or law require shareholder ratification of the appointment of EY as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of EY to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our shareholders. Representatives of EY are expected to be present at the Annual General Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.
Principal Accountant Fees and Services
The following table shows the aggregate fees for services provided by EY for the fiscal years ended December 31, 2025 and December 31, 2024. EY has served as our independent registered public accounting firm since May 31, 2023.
	Fiscal Year Ended
	2025	2024
	(in thousands)
Audit Fees(1)	$2,053	$2,160
Tax Fees(2)	261	214
Total Fees	$2,314	$2,374

(1)
“Audit Fees” consist of fees billed in connection with the audit of our consolidated financial statements, review of interim consolidated financial statements, assistance with registration statements filed with the SEC and services that are normally provided by EY in connection with statutory and regulatory filings or engagements.

(2)
“Tax Fees” consist of tax advisory services performed by EY.

All fees incurred during fiscal years ended December 31, 2024 and 2025 were pre-approved by our Audit Committee.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by EY is compatible with maintaining the principal accountant’s independence.
THE BOARD RECOMMENDS A
VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our shareholders are being asked to approve, in an advisory, non-binding vote, the compensation of our Named Executive Officers (as defined below) as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. In considering their vote, we urge shareholders to review the information on our compensation policies and decisions regarding the Named Executive Officers presented in the Executive Compensation section.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding. Although this resolution is non-binding, the Board and the Compensation Committee value the opinions of our shareholders and will review and consider the voting results when making future compensation decisions for our Named Executive Officers. We expect that we will conduct our next say-on-pay vote at the 2027 annual general meeting of shareholders.
We believe that our compensation components provide a reasonable balance of base compensation and long-term equity-based incentive compensation that is closely aligned with the Company’s overall performance. The Company aims to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through cash and equity-based incentive compensation to achieve business objectives and create shareholder value. We believe that each of our compensation components is integral to attracting, retaining, and rewarding qualified Named Executive Officers.
The text of the resolution in respect of Proposal 3 is as follows:
“RESOLVED, as an advisory, non-binding vote, that the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”
THE BOARD RECOMMENDS A
VOTE IN FAVOR OF PROPOSAL 3.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2025.
Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	15,355,128	6.65	18,283,701(2)
Equity compensation plans not approved by security holders	—	—	—
Total	15,355,128	6.65	18,283,701

(1)
Includes the following equity compensation plans: 2019 Equity Incentive Plan (the “2019 Plan”), 2023 Plan and 2023 Employee Share Purchase Plan (the “ESPP”). The 2023 Plan supersedes the 2019 Plan.

(2)
Includes 10,082,187 Ordinary Shares (an equivalent of 3,360,729 ADSs) reserved for future issuance under our 2023 Plan, 4,292,148 Ordinary Shares (an equivalent of 1,430,716 ADSs) reserved for issuance upon the conversion of RSUs, and 3,909,366 Ordinary Shares (an equivalent of 1,303,122 ADSs) reserved for future purchase under our ESPP. The number of Ordinary Shares reserved for issuance under our 2023 Plan automatically increases on January 1 of each year, continuing through and including January 1, 2033, by 4% of the total number of Ordinary Shares outstanding on December 31 of the preceding calendar year, or a lesser number of Ordinary Shares determined by our Board. Pursuant to this provision, we added 8,500,536 Ordinary Shares (an equivalent of 2,833,512 ADSs) that are available for issuance under the 2023 Plan on January 1, 2026, which is not reflected in the table above. The number of Ordinary Shares reserved for issuance under our ESPP automatically increases on January 1 of each year, continuing through and including January 1, 2033, by the lesser of  (i) 1% of the total number of Ordinary Shares outstanding on December 31 of the preceding calendar year; and (ii) 3,000,000 Ordinary Shares; provided that before the date of any such increase, the Board may determine that such increase will be less than the amount set forth in clauses (i) and (ii). Pursuant to this provision, we added 2,125,134 Ordinary Shares (an equivalent of 708,378 ADSs) that are available for issuance under the ESPP on January 1, 2026, which is not reflected in the table above.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in ownership of ordinary shares and other equity securities of the Company.
Based solely on our review of electronic filings with the SEC of such reports and written representations from our executive officers and director that no Form 5 is required, we believe that our executive officers and directors complied with all Section 16(a) filing requirements during 2025, except that each of Drs. Coll and Stevens and Mr. Yoon filed one report, covering one transaction, late, and each of Drs. Lin and Ma filed two reports, each covering one transaction, late.

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of the date of this proxy statement.
Name	Age	Position(s)
Raymond Stevens, Ph.D.	62	Chief Executive Officer
Jun Yoon	48	Chief Financial Officer
Xichen Lin, Ph.D.	52	Chief Scientific Officer
Yingli Ma, Ph.D.	52	Chief Technology Officer
Blai Coll, M.D., Ph.D.	52	Chief Medical Officer
Ashley Hall, J.D.	54	Chief Development Officer
Matthew Lang, J.D.	49	Chief Operating Officer and General Counsel
Raymond Stevens, Ph.D.’s biographical information is set forth under “Proposal 1: Election of Directors”.
Jun Yoon has served as our Chief Financial Officer since May 2022, as our co-founder and Chief Operating Officer from February 2019 to May 2022 and as a member of our Board from February 2019 until the closing of our IPO in February 2023. Prior to joining our company, Mr. Yoon served as Vice President, Corporate Development at Cellerant Therapeutics, Inc., a biotechnology company developing immunotherapies for hematologic malignancies and other blood-related disorders, from May 2010 to January 2016. Prior to joining Cellerant Therapeutics, Mr. Yoon served as Senior Director, Licensing & Business Development at VIA Pharmaceuticals, Inc., a biotechnology company focused on the treatment of cardiovascular disease, from August 2004 to March 2010. Previously, Mr. Yoon worked in Business Development for Sagres Discovery until its acquisition by Chiron Corporation in 2004 and for Syrrx, Inc., prior to its acquisition by Takeda Pharmaceutical Company Limited, from July 2000 to October 2002. Mr. Yoon previously served as director of the GPCR Consortium, a public-private global collaboration advancing GPCR research. Mr. Yoon received his B.A. in Molecular Cell Biology from the University of California, Berkeley.
Xichen Lin, Ph.D. has served as our Chief Scientific Officer since July 2019. Prior to joining our company, Dr. Lin served as Head of External Innovation, Asia Pacific at Novo Nordisk from May 2016 to July 2019. Prior to joining Novo Nordisk A/S, Dr. Lin served as Operation Partner at C-Bridge Capital, a biotechnology investment firm, from December 2015 to May 2016. Prior to serving at C-Bridge Capital, Dr. Lin held various scientific and strategy roles at GlaxoSmithKline (“GSK”), from July 2002 to December 2015, including Head of GSK’s Global Neuroinflammation Discovery Performance Unit. Dr. Lin received his B.S. in Chemistry from Peking University, and his Ph.D. in Organic Chemistry from The Pennsylvania State University.
Yingli Ma, Ph.D. has served as our Chief Technology Officer since August 2022. Previously, Dr. Ma served as General Manager and President of Basecamp Bio Inc., our wholly-owned subsidiary, from May 2021 to August 2022. Prior to joining Basecamp Bio, Dr. Ma served as General Manager of Amgen Biopharmaceutical R&D (Shanghai), the R&D site of Amgen Inc. (“Amgen”)(Nasdaq: AMGN) in Shanghai from June 2020 to May 2021. Previously, Dr. Ma served in various roles at Amgen, including Executive Director, Structural Biology and China Research Shanghai Platforms from January 2020 to May 2021, and Director, Head of Discovery Modalities from July 2018 to December 2019, and Principal Scientist, Structural Biology and Protein Expression from June 2014 to July 2018. Prior to serving at Amgen, Dr. Ma was Senior Scientist and Principal Scientist, Structural Chemistry Lead at GSK from April 2009 to May 2014. Dr. Ma completed her post-doctoral fellowship in Molecular Biology at Rockefeller University. Dr. Ma received her B.S. in Clinical Medicine from China Medical University, and her Ph.D. in Biochemistry and Molecular Biophysics from the University of Pennsylvania.
Blai Coll, M.D., Ph.D. has served as our Chief Medical Officer since September 2024. Dr. Coll most recently served as our Vice President of Endocrine and Metabolism Clinical Development beginning in May 2022 through September 2024. Prior to joining the Company, Dr. Coll served in various roles at Amgen from August 2016 to May 2022, including as Cardiovascular and Metabolic Platform Lead, Medical Affairs from June 2020 to May 2022, and Medical Lead for Repatha® from November 2018 to June 2020, leading lifecycle management of Repatha including late-stage clinical studies and extension studies in more than 6,000 patients. Before joining Amgen, Dr. Coll served as Medical Director at AbbVie Inc., leading the late-stage atrasentan clinical program for chronic kidney disease, including a Phase 3 multinational outcomes study. Dr. Coll earned his medical degree from Universitat Autonoma de Barcelona School of Medicine and a Ph.D. from Universitat Rovira i Virgili.
Ashley Hall, J.D. has served as our Chief Development Officer since September 2024. Ms. Hall most recently served as Chief Development Officer of Reneo Pharmaceuticals, a public pharmaceutical company, from October 2021 to September 2024. Prior to joining Reneo Pharmaceuticals, Ms. Hall was the Chief Development Officer of Esperion Therapeutics, Inc., a public pharmaceutical company, from August 2019 to August 2021. Prior to that, she served as Esperion’s Senior Vice President of Global Regulatory Affairs and Policy from January 2018 to August 2019 and as its Vice President of Global Regulatory Affairs and Policy from August 2015 to January 2018. In those roles, she was responsible for the conduct of five pivotal low density lipoprotein cholesterol (LDL-C) lowering trials in over 4,000 patients and a large cardiovascular outcomes trial (CVOT). Ms. Hall was previously at Amgen, where she led the global regulatory strategy and marketing applications for Repatha in 11 countries and regions, including the United States, Japan and the European Union. Prior to Amgen, Ms. Hall served as the Vice President of Regulatory Affairs at Micromet, Inc. (acquired by Amgen), and held prior leadership roles at RevoGenex Inc., MedImmune, LLC (acquired by AstraZeneca) and Abraxis BioScience. Ms. Hall earned a J.D. at the University of San Diego, School of Law and a B.S. in Biochemistry and Cell Biology at the University of California San Diego.
Matthew Lang, J.D. has served as our Chief Operating Officer and General Counsel since April 2026. Mr. Lang previously served as the Chief Legal Officer and Corporate Secretary at Metsera, Inc. (“Metsera”), a biopharmaceutical company, from April 2025 to February 2026. Prior to Metsera, Mr. Lang served as Chief Business Officer, Chief Legal Officer and Corporate Secretary at Lyell Immunopharma, Inc. (“Lyell”), a biotechnology company, from July 2023 to April 2025. Before joining Lyell, Mr. Lang held several executive officer positions at Myovant Sciences, Inc. (“Myovant”), a biotechnology company, between 2017 and 2023, most recently as Chief Administrative and Legal Officer. Mr. Lang also served as Managing Director and General Manager of Myovant Sciences GmbH in Basel, Switzerland. Mr. Lang previously held leadership positions at Gilead Sciences Inc. (“Gilead”), from November 2009 to July 2017, most recently as Vice President, Head of Global Litigation, Investigations, Employment Law and Information Governance. Prior to Gilead, Mr. Lang was an attorney at Dechert LLP from 2003 to November 2009. Mr. Lang received his B.A. in Classical Studies from Queen’s University at Kingston, Canada and his J.D. from the University of Pennsylvania Law School.
Each executive officer serves at the discretion of our Board and holds office until the executive officer’s successor is duly elected and qualified or until the executive officer’s earlier resignation or removal.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis (“CD&A”) describes the key elements of our executive compensation program and compensation decisions for our Named Executive Officers (“NEOs”) for fiscal year 2025. This CD&A is intended to be read in conjunction with the compensation tables that are included in and immediately follow this section, which provides additional compensation information for our NEOs. Our 2025 NEOs are:
Name	Title
Raymond Stevens, Ph.D.	Chief Executive Officer and Director
Jun Yoon	Chief Financial Officer
Blai Coll, M.D., Ph.D.	Chief Medical Officer
Xichen Lin, Ph.D.	Chief Scientific Officer
Yingli Ma, Ph.D.	Chief Technology Officer
Structure Therapeutics — Business Overview
We are a clinical stage global biopharmaceutical company developing novel oral small molecule therapeutics to treat a wide range of chronic diseases, including obesity and associated cardiometabolic conditions, with unmet medical need. Our differentiated technology platform leverages both structure-based drug discovery and our expertise in computational chemistry to discover and develop small molecule therapeutics against G-protein coupled receptors (“GPCRs”). These important receptors regulate numerous and diverse physiological and pathological processes. In fact, approximately one in every three marketed medicines targets GPCR-associated pathways for the treatment of various metabolic, cardiovascular and pulmonary disorders. Our most advanced product candidate, aleniglipron (GSBR-1290), is an oral small molecule selective GLP-1 receptor agonist currently being evaluated in Phase 2 clinical trials for obesity, overweight and related conditions, and is being advanced into Phase 3 planning. We are also advancing a pipeline of oral small molecule incretin and amylin receptor agonists for obesity and cardiometabolic diseases. By leveraging our world-class GPCR know-how, we are designing differentiated small molecule therapies to overcome the limitations of biologics and peptide therapies that target this family of receptors.
Highlights of Our 2025 Executive Compensation Program
We seek to attract, reward and retain our NEOs with competitive compensation packages that directly align pay with performance. Our Compensation Committee regularly examines our compensation program both from a design and pay outcome perspective, and reviews our current compensation policies and practices to ensure that they are aligned with our business goals and the interests of our shareholders, and that the total compensation paid to our executives is fair and competitive.
With respect to compensation decisions for 2025, the Compensation Committee considered how our incentives are designed to provide appropriate levels of compensation given our performance. Key decisions included:
•
Maintained practice of awarding substantial portion of compensation on an “at-risk” performance- dependent basis:   We seek to maximize the alignment between shareholder value creation and executive compensation by emphasizing variable pay tied to performance. The majority of each NEO’s 2025 compensation was “at-risk” and tied to corporate performance through the annual performance-based cash incentive program and equity-based compensation. We consider compensation to be “at-risk” if it is subject to achievement of meaningful pre-set, objective financial or operating goals, such as in our annual incentive program, or if it depends on share price appreciation or value, as in our long-term incentive program.

Approximately 93% of our Chief Executive Officer’s 2025 target total direct compensation (consisting of base salary, target annual cash incentive and target value of long-term equity incentives) was considered variable and at-risk and approximately 83% of our other NEOs’ 2025 target total direct compensation, on average, was considered variable and at-risk. These high proportions of variable and at-risk compensation enhance the strong link between pay and performance for our Chief Executive Officer and other NEOs.
•
Moderate Base Salary Increases — For 2025, at the recommendation of the Compensation Committee, our Board modestly increased our Chief Executive Officer’s base salary by 6%, and increased our other NEOs’ base salaries between 4.5% and 10%. The Compensation Committee and the Board determined that these salary increases were appropriate to maintain market competitiveness.

•
Bonus Payouts in Accordance with Performance — Our annual performance-based bonus opportunity is primarily based on research, clinical and regulatory milestones. Our Board determined that we achieved 2025 corporate performance of 125% of target. All NEOs other than the Chief Executive Officer also had an individual component. 2025 annual bonuses were paid to our Chief Executive Officer at 125% of target, and to other NEOs in the range of 121.1% to 127.5% of target as a result of strong achievement of corporate and individual goals.

•
Long-Term Equity Incentives For 2025:   Share Options and RSUs — Consistent with the market practice of similar biopharmaceutical companies, and in order to focus executives on growth and increasing shareholder value at this stage of our development, at the recommendation of the Compensation Committee, our Board granted share options, which only have value if the share price increases after the date of grant. The Board also determined to award RSUs, based on the Compensation Committee’s recommendation. The RSUs are complementary to the share options because the RSUs have upside potential but deliver some value even during periods of market or share price underperformance, providing a retention incentive and reinforcing an ownership culture and commitment to the Company. The Board-approved target mix of the annual equity awards granted to each of our NEOs for 2025 was approximately 67% options and 33% RSUs.

Performance-Based Equity Granted Periodically (2024 and 2026) in Alignment with Evolution of Business
As a pre-commercial biotechnology company, we utilize performance-based restricted share units (“PSUs”) based on milestone goals selectively to align executive compensation with the achievement of key clinical and strategic milestones.
In 2024, at a stage of development of the Company that we believe is earlier than the vast majority of our pre-commercial biopharmaceutical peer companies, at the recommendation of the Compensation Committee, our Board introduced and awarded milestone-based PSUs to our NEOs. The metrics for these PSUs were considered by both the Compensation Committee and the Board as key milestones toward the realization of our long-term success and drove significant value creation for our shareholders. The 2024 PSUs had metrics tied to three equally weighted mission-critical 2024 corporate goals, with a 15-month performance period that ran from March 2024 until June 2025. At the conclusion of the performance period, the Compensation Committee determined that two of the three goals had been met, resulting in an achievement percentage of 66.6% of the PSUs that had been granted to each NEO. For the achieved PSUs, half vested upon the Compensation Committee’s certification, and the remaining half will vest 18 months after the certification subject to the NEO’s continued employment.
At the start of 2025, the Compensation Committee and the Board did not grant additional PSUs, reflecting that there was still a meaningful performance-based opportunity outstanding from the 2024 PSU awards, and because of limited visibility at that time into the next wave of major milestones appropriate for PSU awards. Instead, as described above, the 2025 equity awards were delivered to the NEOs as time-based RSUs and share options.
In 2026, the Compensation Committee and the Board reintroduced PSUs to our NEOs with a multi-year performance period as part of their 2026 long-term equity compensation. The Company has gained greater clarity on the timing and nature of value-creating events to drive the corporate strategy and the PSUs align executive incentives to these strategic objectives. These PSUs represent approximately 20% of the value of the long-term incentive equity awards for our CEO for 2026.

Executive Compensation Philosophy and Objectives
In designing our executive compensation program, the Compensation Committee and the Board are guided by the following philosophy and objectives:
•
Attract and Retain Talent:   Deliver competitive compensation at levels that attract, motivate and retain talented executives who contribute to the success of our business;

•
Pay for Performance:   Award compensation that motivates and rewards short- and long-term individual and company performance while discouraging excessive risk-taking;

•
Alignment with Strategy:   Provide incentives that motivate and reward the achievement of performance goals that directly correlate to the execution of our strategy and the enhancement of shareholder value, as well as to facilitate executive retention; and

•
Alignment with Shareholders:   Align our NEOs’ interests with those of our shareholders.

In line with our pay for performance philosophy, we structured a significant portion of our NEOs’ 2025 compensation to be variable, at-risk and tied directly to our measurable performance in the form of performance-based bonuses and long-term incentives that are dependent on our share price or share price growth, each of which is dependent on the successful execution of our business strategy.
Target Compensation Mix
Executive compensation is linked strongly to the performance of the business, with a majority of annual target compensation being variable and at-risk. We consider compensation to be at risk if it is subject to achievement of meaningful pre-set, objective financial or operating goals, or if it depends on share price appreciation or value. In 2025, 93% of the total target compensation for the Chief Executive Officer was at-risk and an average of 83% of the total target compensation for all other NEOs was at-risk, each as shown in the graphics below.

Chief Executive Officer Target Pay Mix
7%
Fixed
Short-Term
12%
Long-Term 88%
Base
7.5%
Options
59%
RSUs
29%
Annual
Incentive
4.5%
93%
Variable

Other Named Executive Officers Target Pay Mix

17%
Fixed
Short-Term 23%
Long-Term 77%
Base
17%
Options
51%
RSUs
25%
Annual
Incentive
7%
83%
Variable

Overview of Compensation Program Governance
The Company assessed the effectiveness of the executive compensation program and reviewed risk mitigation and governance matters, which included the following best practices:
What We Do		What We Don’t Do
✔	Pay for Performance: The majority of total executive compensation is variable and at-risk.	✘	No Guaranteed Compensation: We do not provide any guarantees relating to base salary increases or the amounts of any annual cash incentive awards or long-term equity awards.
✔	Balance Short- and Long-Term Compensation: The allocation of incentives among annual cash incentives and long-term equity incentives does not over-emphasize short-term performance at the expense of achieving long-term goals.	✘	No Excessive Perks: We do not provide excessive perquisites to our NEOs.
✔	Combination of Rigorous Performance Metrics: A diverse set of milestone performance metrics are used in our annual performance-based cash incentive plan to ensure that no single measure affects compensation disproportionately.	✘	No Excise Tax Gross Ups on Severance Payments or Otherwise: We do not provide any excise tax gross ups or other tax gross ups in connection with severance relating to a change in control transaction or otherwise.
✔	Peer Data: Comprehensive annual review of a peer group of companies to ensure the appropriate peer group is considered when making executive compensation decisions.	✘	No Single Trigger Change in Control Benefits. Severance arrangements with each NEO provides certain cash benefits if there is both a change in control and an involuntary employment termination (a “double trigger”) and not solely upon a change in control.

What We Do		What We Don’t Do
✔	Independent Compensation Consultant: An independent compensation consultant provides information and advice for use in Compensation Committee decision-making.	✘	No Hedging or Pledging of Company Securities: NEOs and Directors are prohibited from engaging in hedging or pledging transactions in Company securities.
✔	Clawback Policy: We maintain a compensation recovery policy compliant with SEC and Nasdaq rules.	✘	No Special Retirement Benefits: NEOs receive the same retirement benefits as our other employees, and there are no retirement programs other than our 401(k) plan.
✔	Annual Say-on-Pay Vote: We give shareholders an annual advisory vote on executive compensation.	✘	No uncapped incentive award payouts. We establish maximum awards under our incentive programs, and there is no uncapped compensation for our NEOs in any element of executive compensation.
Consideration of the Say-on-Pay Vote
We held our first non-binding shareholder advisory vote on the compensation of our NEOs (commonly known as a “Say-on-Pay” vote) at our 2025 Annual General Meeting. Our shareholders indicated their support for our executive compensation program with approximately 85.7% of the shares represented and entitled to vote on this proposal voting in favor of the compensation of our NEOs for fiscal year 2024. The Compensation Committee and the other members of our Board believe this level of approval of our executive compensation program indicates significant shareholder support of our compensation philosophy and goals.
In addition to the Say-on-Pay vote at the 2025 Annual General Meeting, shareholders voted on the frequency of Say-on-Pay voting and cast an advisory vote to have Say-on-Pay voting each year as our Board recommended. The Company will hold a Say-on-Pay vote at this Meeting. Because we value the opinions of our shareholders, the Compensation Committee and the Board will consider the outcome of Say-on-Pay voting results as well as feedback received throughout the year when making compensation decisions for our executive officers in the future.
Compensation Determination Process
Role of the Compensation Committee and Board of Directors
The Compensation Committee establishes our compensation philosophy and objectives; determines the structure, components, and other elements of the executive compensation program; and reviews and approves the compensation of the NEOs or recommends it for approval by the Board. The Compensation Committee structures the executive compensation program to accomplish its articulated compensation objectives in light of the compensation philosophy described above.
The Compensation Committee obtains input from executive officers regarding the annual operating plan, expected financial results, anticipated milestone results, and related risks. Based on this information, the Compensation Committee establishes or recommends the performance-based metrics and targets for the cash-based annual incentive plan. For each metric, the Compensation Committee sets or recommends appropriate threshold and maximum levels of performance designed to motivate achievement without incentivizing excessive risk-taking.
The Compensation Committee, or the independent members of the Board of Directors upon recommendation from the Compensation Committee, establishes the annual compensation, including salaries, bonuses and equity awards, for our Chief Executive Officer and our executive officers. For executive officers other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations by the Chief Executive Officer. The Compensation Committee gives considerable weight to the Chief Executive Officer’s evaluations of our other executive officers because of his direct knowledge of these individuals’ performance and contributions. In the case of the Chief Executive Officer, the Compensation Committee evaluates his performance and recommends to the Board any adjustments to his base salary or bonus, as well as awards to be granted.

The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program and generally determines, subject to any Board approval the Committee requests, the principal components of compensation for our executive officers on an annual basis, typically early in each fiscal year; however, decisions may occur later in the year for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. At the beginning of the year, after the end of applicable annual performance periods, the Compensation Committee evaluates achievement relative to performance targets and determines corresponding payouts earned. Toward the end of each year, the Compensation Committee reviews the elements of our executive compensation program to verify the alignment of the program with our business strategy and with the items that we believe drive the creation of shareholder value, and to determine whether any changes would be appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation.
Role of Chief Executive Officer and Management
Our Chief Executive Officer provides the Compensation Committee with input and recommendations related to the compensation of our other executive officers. The Chief Executive Officer does not participate in, nor is present during, any deliberations or determinations of the Compensation Committee or the Board regarding his compensation or individual performance objectives. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.
Role of the Compensation Consultant
The Compensation Committee recognizes that there is value in procuring independent, objective expertise and counsel in connection with fulfilling its duties, and, pursuant to its charter, the Compensation Committee has the authority to select and retain independent advisors and counsel to assist it with carrying out its responsibilities. The Compensation Committee has exercised this authority to engage Aon as its independent compensation consultant. Aon reports to the Compensation Committee.
The Compensation Committee has worked with Aon to develop a peer group, to provide a competitive market analysis of the annual base salary, annual performance-based cash compensation and long-term incentive compensation of our executive officers compared against the peer group, and to review other market practices and trends.
While the Compensation Committee took into consideration the review and recommendations of Aon, as well as the practices of our compensation peer group, when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent decisions in determining or recommending our executives’ compensation.
The Compensation Committee has assessed the independence of Aon pursuant to SEC and Nasdaq rules. In doing so, the Compensation Committee considered each of the factors set forth by the SEC and Nasdaq with respect to a compensation consultant’s independence and reviewed Aon’s own self-evaluations of, and conclusions regarding, its independence. Based on its consideration of the foregoing and other relevant factors, the Compensation Committee concluded that there were no conflicts of interest and that Aon is independent.
Consideration of Comparative Market Data
The Compensation Committee believes that obtaining relevant market and benchmark data is important to making determinations about executive compensation. This information provides a solid reference point for making decisions and very helpful context, even though we have differences and unique aspects relative to other companies.
With Aon’s assistance and input, the Compensation Committee and the Board annually adopt a peer group of companies that they use as a reference to provide a broad perspective on competitive pay levels and practices of companies against which we may compete for executive talent.

The Compensation Committee reviews and approves or recommends the companies in the peer group that are used to evaluate competitive market compensation. In doing so, the Compensation Committee seeks to approve or recommend a peer group that is representative of the sector in which we operate by including companies within appropriate ranges of defined characteristics such as sector, market capitalization and stage of development, that have readily available information.
In general, the selection criteria consisted of the following:
•
Sector — public pharmaceuticals and biotechnology companies;

•
Stage of Development — focus on Phase 2 clinical trial companies;

•
Market Capitalization — approximately 1/3x times to 3x times our 30-day average market capitalization;

•
Headcount — not more than 500 employees; and

•
Years Public — became a public company in the last five years.

Based on these criteria and considerations, the Compensation Committee recommended, and the Board approved, a peer group for decisions relating to 2025 executive compensation that consisted of the following 17 companies:
89bio, Inc.	Denali Therapeutics, Inc.	Madrigal Pharmaceuticals, Inc.
Akero Therapeutics, Inc.	Dianthus Therapeutics, Inc.	Morphic Holding, Inc.
Arcus Biosciences, Inc.	Disc Medicine, Inc.	Pliant Therapeutics, Inc.
Arrowhead Pharmaceuticals, Inc.	IDEAYA Biosciences, Inc.	Revolution Medicines, Inc.
Biohaven Ltd.	Keros Therapeutics, Inc.	Vaxcyte, Inc.
Crinetics Pharmaceuticals, Inc.	Longboard Pharmaceuticals, Inc.
Based on the peer group analysis performed by Aon in 2024, RAPT Therapeutics, Inc. and Ventyx Biosciences, Inc. were removed from the peer group as they no longer fit the selection criteria, while Dianthus Therapeutics, Inc. and Disc Medicine, Inc. were added as companies with characteristics that were more similar to the Company. Two companies that had been included in the 2024 peer group — Cerevel Therapeutics Holdings, Inc. and Karuna Therapeutics — were excluded from the 2025 peer group as each was acquired and ceased to be publicly traded.
We believe that the compensation practices of our peer group provided us with appropriate compensation reference points for evaluating and determining the compensation of our NEOs during 2025. Consistent with best practices for corporate governance, the Compensation Committee will review our peer group annually.
In addition to the peer group criteria above, the Compensation Committee also referenced general and specific industry surveys from other sources. The market data is used as a reference point and to provide information on the range of competitive pay levels and current compensation practices in our industry.
In late 2025, the Compensation Committee, in consultation with Aon, evaluated and approved updates to our peer group to be used in establishing executive compensation for our executive officers for 2026, based on updated ranges for the defined characteristics for sector, stage of development, market capitalization, and other relevant factors.
Elements of Our Executive Compensation Program
2025 Components in General
To achieve our executive compensation program’s objectives, the Compensation Committee and the Board utilize the compensation components set forth in the chart below. The Compensation Committee and the Board regularly review each executive officer’s total compensation opportunity to ensure it is consistent with our compensation philosophy and objectives and that the component is serving a purpose in supporting the execution of our strategy.

Element	Description	Additional Detail
Base Salary
Fixed compensation, generally in cash.
Base salaries for the NEOs determined based on each executive officer’s role, individual skills, experience, performance, positioning relative to competitive market, and internal equity.
Base salaries are intended to provide stable compensation to executive officers, allow us to attract and retain skilled executive talent, and maintain a consistent leadership team.
Short-Term Incentives: Annual Incentive Opportunities
Variable compensation, generally in cash, based on the level of achievement of certain annual performance objectives that are pre-determined.
The opportunities are earned based on corporate performance and, for the NEOs other than the Chief Executive Officer, on individual performance. The performance goals include research-based milestone objectives.
Incentive opportunities targets are based on a fixed percentage of each NEO’s salary, and are capped at a maximum of 145% of target.
Annual incentive opportunities are designed to align our executive officers in pursuing our short-term goals; payout levels are generally determined based on actual financial results and the degree of achievement of product development and research milestones.
Long-Term Incentives: Equity-Based Compensation
Variable equity-based compensation.
Restricted Share Units (RSUs): Restricted share units vest based on continued service over a period of time.
Share Options: Right to purchase shares at a price at least equal to the share price on the grant date.
Equity-based compensation is designed to motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to shareholders, as well as to attract and retain executive officers for the long term.
Base Salary
The base salary payable to each NEO is intended to provide a fixed component of compensation and to help us to attract and retain the executive talent needed to lead the business and maintain a stable leadership team.
Base salaries for our NEOs are initially established through arm’s-length negotiation at the time the executive is hired, considering the executive’s qualifications, experience, the scope of the executive’s responsibilities and competitive market compensation. Base salaries are thereafter reviewed annually and adjusted from time to time based on similar factors.
Our Compensation Committee recommended, and the Board approved, the 2025 base salaries for our NEOs based on their performance and on bringing their base salaries into closer alignment with the competitive market. The table below shows the base salary established for each of our NEOs for 2025.

Name	2025 Base Salary Rate ($)(1)	Increase from 2024 Base Salary Rate (%)
Raymond Stevens, Ph.D.	678,495	6.0
Jun Yoon	538,692	10.0
Blai Coll, M.D., Ph.D.	496,375	4.5
Xichen Lin, Ph.D.(2)	515,478	6.0
Yingli Ma, Ph.D.(2)	438,416	6.0

(1)
The base salaries shown in the table above differ from the salaries reflected in the Summary Compensation Table that follows this narrative as the base salary changes were effective March 1, 2025.

(2)
Each of Dr. Lin’s and Dr. Ma’s base salary is paid in Chinese Yuan, as described in footnote 7 to the Summary Compensation Table. The amounts shown above reflect the approximate U.S. dollar amounts which were considered and approved by the Board in January 2025.

Annual Performance-Based Bonus
The annual incentive plan for executive officers is generally a cash plan that rewards NEOs for the achievement of key short-term objectives. In particular, the plan offers incentives to the NEOs to achieve certain specified product development and research-based milestones that the Compensation Committee and the Board view as key steps in the execution of our overall business strategy, with the ultimate intent of increasing shareholder value.
Our NEOs are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined corporate and individual goals and to reward them for doing so.
Target Opportunities
The Compensation Committee recommended, and the Board approved, the target annual incentive opportunity available to each NEO by taking the individual’s annual base salary in effect at year end and multiplying it by the individual’s target incentive percentage. Among other factors, the target incentive percentages are determined with reference to the peer group target incentive percentages and the proportion of total direct compensation represented by the annual incentive, and internal parity.
For 2025, our NEOs had the following annual performance-based cash compensation targets:
Named Executive Officer	2025 Target Annual Performance- Based Bonus Opportunity as a % of Base Salary
Raymond Stevens, Ph.D.	60%
Jun Yoon	45%
Blai Coll, M.D., Ph.D.	40%
Xichen Lin, Ph.D.	40%
Yingli Ma, Ph.D.	40%
For 2025, the Compensation Committee did not recommend an adjustment to the annual incentive target bonus percentage for any of the NEOs, as they determined the current amounts to be market competitive, other than the Chief Executive Officer, for whom the Board approved an increase from 55% to 60%, to bring his target closer to the market median for his position.
The annual performance-based bonus each NEO is eligible to receive is determined based on (i) the individual’s target bonus, as a percentage of base salary as shown in the table above and (ii) achievement of corporate performance goals, and, in the case of the NEOs other than the Chief Executive Officer, an individual component, as determined by the Compensation Committee and recommended to the Board for approval.
Corporate Performance Measures
As a pre-commercial biopharmaceutical company, we do not have material revenue or profits at this stage and our success is best measured by achievement of research and development milestones and other key strategic and operational goals, while providing the Compensation Committee and the Board with the ability to exercise their best judgment in determining the overall level of corporate and personal achievement. Thus, the annual performance-based cash incentive is designed to directly tie our executive’s pay outcomes to achievement of these key goals.
The 2025 corporate goals and the weight attributable to each goal were approved by our Board based upon the recommendation of the Compensation Committee. The Compensation Committee formulated the goals after obtaining input from our Chief Executive Officer regarding the annual operating plan, expected research and development advancements and related risks. Based on this information, the Compensation Committee recommended performance-based metrics and targets for the bonus plan based on goals that it considered rigorous and challenging and that considered the relevant risks and opportunities. The 2025 corporate goals were weighted based on the importance to the business and value they provide to shareholders.
For 2025, the Compensation Committee recommended, and the Board approved, a mix of predefined goals based on the achievement of specific research, clinical, research and development, milestones related to our GLP-1 selective program and therapies that target metabolic and endocrine disorders, which were weighted at 92% of target, as well as technology and corporate objectives, which were weighted at 8% of target:
•
research and development milestones related to our GLP-1 selective program (58%);

•
research and development milestones related to discovering, developing, and advancing therapies that target metabolic and endocrine disorders (34%); and

•
other technology and corporate goals (8%).

The Compensation Committee increased the weighting allocated to research and development goals for 2025 as compared with our 2024 annual performance-based bonus plan to align with our business priorities and growth objectives. This increase reflects the Company’s commitment to advancing critical aspects of our operations that we believe drive long-term value and innovation.
The Compensation Committee included stretch goals to incentivize achievement of additional specified objectives, consistent with our pay for performance compensation philosophy. Achievement of these stretch goals could increase annual incentive payouts by up to an additional 45%.
Each of the specific goals tied to the Company’s annual performance-based bonus program pertain to confidential Company development and business plans, the disclosure of which in any additional granularity would result in competitive harm to the Company. The Compensation Committee believed, at the time that it established the goals, that each of these goals would be challenging to achieve.
In addition, our Compensation Committee could recommend, and the Board could approve, other performance factors to provide for additional or reduced achievement. The annual bonus payouts for each NEO were capped at 145% of target, even if the corporate, individual, stretch goals were achieved at the maximum level and there were other performance factors that otherwise would have provided for additional achievement.
The actual performance-based bonus paid, if any, is calculated by multiplying the executive’s annual base salary, target bonus percentage, percentage achievement of the respective corporate goals, including the stretch goals, and, if applicable, the percentage achievement of the respective individual goals.
Performance Curve.   At the end of each fiscal year, the Compensation Committee, with input from our Chief Executive Officer, reviews the defined goals and stretch goals and related weightings.

If achievement is below the established threshold level of corporate performance, the Compensation Committee sets or recommends the baseline payout for that metric at 0% in order to motivate performance and underscore the importance of achieving the objectives at this critical time in our development.
If we achieve the particular objective, the Compensation Committee will authorize or recommend a payout of up to 100% of the portion of the overall opportunity allocated to that element; if we exceed the objective by achieving certain stretch goals, the Compensation Committee may, in its discretion, authorize or recommend a higher payout for that objective, but the payout will not exceed 145% of an executive’s overall target incentive.
Although actual performance relative to pre-established goals is the primary driver, the Compensation Committee retains discretion to consider partial achievement of an objective, ranging between 0% and 100%, if the objective is impacted due to circumstances that may be outside of the control of management, changes as a result of strategic decisions made by the Board of Directors, or is achieved later than a designated time period.
2025 Company Performance.   In January 2026, the Compensation Committee met to consider how the Company had performed against the pre-established corporate performance goals. While the Compensation Committee considered management’s views regarding our 2025 achievements, the Compensation Committee made an independent determination regarding our corporate performance. Based on this assessment and the translation to a weighted performance percentage, the Compensation Committee recommended and the Board determined that the Company’s performance exceeded the 2025 corporate performance goals and that the final level of achievement was 125%.
The Compensation Committee’s recommendation and the Board’s determination of the level of achievement of corporate performance was based on the 2025 achievement of the clinical, research and development, technology and corporate, and other accomplishments during 2025, including the following:
•
Advanced lead obesity drug through key mid-stage trials:   Delivered both Phase 2b ACCESS and ACCESS II studies of oral GLP-1 agonist aleniglipron (GSBR-1290) 36-week topline data readouts in December 2025.

•
Advanced oral amylin program within the Metabolic & Endocrine franchise:   Progressed ACCG-2671, the company’s lead oral dual amylin and calcitonin receptor agonist (DACRA) into first-in-human Phase 1 study in December 2025.

•
Strengthened balance sheet with major financing:   Announced and then closed an upsized underwritten public offering of American Depository Shares and pre-funded warrants totaling approximately $747.5 million in gross proceeds (before deducting underwriting discounts and commissions and offering expenses), significantly enhancing the company’s cash resources to fund clinical development, and secured multiple licensing deals that brought in upfront cash and future royalties.

•
Strengthening infrastructure for growth:   Hired key leadership across clinical, technical operations and G&A to improve readiness for Phase 3 development and effective scaling.

Individual Performance Measures
The Compensation Committee also evaluated the personal performance of our NEOs. The Compensation Committee views the inclusion of personal performance as an important component of the annual performance-based cash compensation because it motivates our NEOs to maximize their personal performance, even if overall corporate performance is lower.
In assessing the personal performance of our NEOs, the Compensation Committee, with the input of our Chief Executive Officer for our other NEOs, considered each such NEO’s individual contributions to the achievement of our 2025 corporate performance goals, and such NEO’s personal performance in helping to execute on our strategic and operating initiatives. The Compensation Committee used a scale of personal performance percentages ranging from 0% to 150% for this purpose for each NEO other than for the Chief Executive Officer.

Based on this evaluation scale, the Compensation Committee examined the accomplishments of our NEOs during the year and recommended a personal performance percentage for each NEO, other than the Chief Executive Officer, for whom the annual cash incentive is determined entirely based on corporate performance.
Amounts Earned
Based on the achievement of the corporate and individual performance measures described above, the Board approved the 2025 annual performance bonuses for each of our NEOs as shown in the following table:
Name	Target Eligible Salary ($)(1)	Target Bonus % of End of Year Salary	Target Bonus ($)(1)	2025 Bonus Payout ($)(2)	2025 Bonus Payout as % of Target Bonus
Raymond Stevens, Ph.D.	678,495	60%	407,097	508,871	125.0%
Jun Yoon	538,692	45%	242,411	309,075	127.5%
Blai Coll, M.D., Ph.D.	496,375	40%	198,550	253,151	127.5%
Xichen Lin, Ph.D.(3)	515,478	40%	206,191	257,103	124.7%
Yingli Ma, Ph.D.(3)	438,416	40%	175,366	212,592	121.1%

(1)
Target eligible salary in the table above reflects base salary in effect as of the end of the year, and target bonus is determined as a percentage of a given NEO’s base salary in effect at year-end. For Dr. Lin and Dr. Ma, the eligible salary and target payout shown reflect the amounts considered by the Compensation Committee in Chinese Yuan, but with each amount converted to U.S. dollars based on the average monthly exchange rate during 2025 of 0.139 RMB per U.S. dollar. As a result, for Dr. Lin and Dr. Ma, the target eligible salary shown in this table differs from both the salary amount shown in the salary section above and the salary amount presented in the Summary Compensation Table that follows this narrative.

(2)
Final payment amounts are determined based on the 125% achievement of the corporate goals for our Chief Executive Officer, and for our other NEOs, based on the 125% achievement of our corporate goals (weighted at 90%) and achievement of individual goals (weighted at 10%).

(3)
Each of Dr. Lin’s and Dr. Ma’s annual performance bonuses were paid in Chinese Yuan. For reporting purposes, the bonus payout for each was converted to U.S. dollars based on the average monthly exchange rate during 2025 of 0.139 RMB per U.S. dollar.

Long-Term Equity Program
The third and largest component of the executive compensation program is long-term equity incentives. The Compensation Committee and the Board designed the long-term incentive opportunity for our NEOs to motivate and reward executive officers to achieve multi-year strategic goals and deliver sustained long-term value to shareholders.
We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our shareholders. Long-term equity incentives also promote retention, because executive officers will only receive value if they remain employed by us over the required term.
In 2025, the Compensation Committee and the Board structured the mix of equity vehicles and the relative weight assigned to each to (i) motivate share price appreciation over the long term through share options, which deliver value only if the share price increases, and (ii) ensure value delivery through the RSUs, which have upside potential but deliver some value even during periods of market or share price underperformance, reinforcing an ownership culture and commitment to us. In determining the size of the 2025 equity awards, the Compensation Committee considered a number of factors, including among others: the equity award value, the percent of company represented by the equity award, the equity award as a portion of direct compensation, the retentive value of the NEO’s existing unvested and total equity incentive holdings, level of responsibility within our Company, equity compensation in relation to general practices of our 2025 peer group and total annual and cumulative dilution associated with the current and prior equity awards. In 2025, the equity award value to our NEOs was split approximately 67% share options and 33% RSUs.

The following table summarizes the value recommended by our Compensation Committee and approved by our Board and the corresponding number of share option and RSU grants to our NEOs in 2025:
Name	Share Options ($)(1)	Share Options (# Ordinary Shares)	RSUs ($)(1)	RSUs (# Ordinary Shares)
Raymond Stevens, Ph.D.	5,360,000	826,890	2,640,000	340,332
Jun Yoon	2,680,000	413,445	1,320,000	170,166
Blai Coll, M.D., Ph.D.	1,842,500	284,241	907,500	116,988
Xichen Lin, Ph.D.	1,273,000	196,386	627,000	80,829
Yingli Ma, Ph.D.	1,005,000	155,040	495,000	63,810

(1)
The values of the Share Options and RSUs differ from the grant date fair value of these awards as reflected in the Summary Compensation Table that follows this narrative because of the accounting methodology used to report the equity values in the Summary Compensation Table, as required by SEC rules.

The values shown in the table above for the share options and RSUs reflect the target values established by the Compensation Committee and the Board. For these awards, the number of American Depositary Shares (“ADSs”), each representing three Ordinary Shares, underlying the option or RSU grants was determined by dividing the target value of the award by the grant date “fair value” of an ADS the Company uses for financial reporting purposes, rounding down to the nearest ADS; provided, however, that for purposes of calculating the grant date value, (for grant, not accounting, purposes) the grant date value was assumed to be the average closing price per ADS based on the thirty (30) trading day period ending on and including the seventh (7th) calendar day prior to the grant date. The number of ordinary shares underlying the option or RSU grant was determined by multiplying the number of ADSs underlying the option by three.
All of the annual share option grants made to our NEOs in 2025 vest over a four-year period, with one-quarter vesting one year after the grant date, and the remainder vesting monthly over the remaining 36 months, subject to the NEO’s continued service with us. All of the RSU grants made to our NEOs vest annually in equal increments over a four-year period subject to the NEO’s continued service with us.
Equity awards granted to our NEOs may be subject to acceleration of vesting and exercisability under certain termination and change in control events, as described in more detail below under the subsection titled “— Potential Payments Upon Termination or Change in Control.”
2024 Performance Share Unit Achievement
In 2024, the Compensation Committee introduced performance-based restricted share units (“PSUs”) with metrics tied to three equally weighted mission-critical 2024 corporate goals, with a 15-month performance period that ran from March 15, 2024 until June 30, 2025. The PSUs included a goal related to first patient enrollment in Phase 2b clinical trials for an obesity study, a strategic partnership goal and a research and development goal involving the use of dendritic cells in a strategy involving the amylin receptor, which plays a role in regulating appetite and metabolism.
At the conclusion of the performance period, the Compensation Committee determined that the goals related to patient enrollment in a clinical study and a research and development goal had each been met, and that the strategic partnership goal had not been met, resulting in an achievement percentage of 66.6% of the PSUs that had been granted to each NEO.
For the achieved PSUs, half of the PSUs vested upon the Compensation Committee’s certification, and the remaining half of the PSUs will vest 18 months after the certification, on January 1, 2027, subject to the NEO’s continued employment through that date. The Compensation Committee believes that the overall 33-month PSU earning period encouraged our NEOs to focus on long-term performance.

The PSUs awarded and achieved for each of the NEOs are summarized in the chart below:
Name	PSUs Awarded	PSUs Achieved
Raymond Stevens, Ph.D.	134,682	89,697
Jun Yoon	59,469	39,606
Blai Coll, M.D., Ph.D.	12,000	7,992
Xichen Lin, Ph.D.	85,707	57,078
Yingli Ma, Ph.D.	36,729	24,459
Employee Benefits
All of our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision and life insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our NEOs, and we did not provide any such perquisites or personal benefits to any NEO in 2025.
We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees, including our NEOs, are able to defer eligible compensation up to certain Internal Revenue Code limits. For 2025, we made safe-harbor matching contributions of 100% of each dollar contributed by eligible employees, up to 4% of an employee’s eligible compensation. We may also make discretionary contributions to the 401(k) plan.
Severance Arrangements
Regardless of the manner in which an NEO’s service terminates, each NEO is entitled to receive amounts earned during his or her term of service, such as unpaid salary, as applicable.
Our Board has adopted the Company’s Severance and Change in Control Plan (the “Severance Plan”) pursuant to which each of our NEOs may become eligible to receive benefits. Among other eligibility conditions, a participant must sign and return a Participation Agreement to be eligible for the Severance Plan. The Severance Plan provides for severance and/or change in control benefits to our NEOs upon (i) a “change in control termination” or (ii) a “regular termination” (each as described below). All severance benefits under the Severance Plan are subject to the executive’s execution of an effective release of claims against the company.
For terminations of an NEO in a regular termination, the Severance Plan provides for cash severance equal to a specified multiple of the officer’s salary, payment of COBRA premiums for a fixed period of time, partial accelerated vesting of outstanding time-vesting equity awards and, for Dr. Stevens and Mr. Yoon, a lump sum payment equal to 100% of his annual target cash bonus. For purposes of the Severance Plan, a “regular termination” is an involuntary termination without “cause” (and not as a result of death or disability) or a resignation for “good reason,” each as defined in the Severance Plan, in any case that does not occur during the period of time beginning three months prior to, and ending 12 months following, a “change in control,” as defined in our 2023 Equity Incentive Plan (the “2023 Plan”).
For purposes of the Severance Plan, a change in control termination is an involuntary termination without cause (and not as a result of death or disability) or a resignation for good reason, in any case that occurs from three months prior to one year after a change in control. For terminations of an NEO in a change in control termination, the Severance Plan provides for an enhanced lump sum payment equal to a specified portion of the officer’s base salary and target cash bonus, payment of COBRA premiums for a fixed period of time, and full accelerated vesting of outstanding time-vesting equity awards.
The Severance Plan also provides that, if any payment or benefits to the applicable NEO (including the payments and benefits under the Severance Plan) would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and therefore would be subject to an excise tax under Section 4999 of the Internal Revenue Code, then such payments and benefits will be either reduced to the largest portion of the payments and benefits that would result in no portion of the payments and benefits being subject to the excise tax; or not reduced, whichever, after taking into account all applicable federal, state, and local employment taxes, income taxes, and the excise tax, results in the NEO’s receipt, on an after-tax basis, of the greater payments and benefits. The Severance Plan does not provide for any Section 280G-related tax gross-up payments from us.
In addition to the treatment described above, our NEOs’ share awards are subject to the terms of our 2023 Plan and the 2019 Equity Incentive Plan (the “2019 Plan”), as applicable. See “Potential Payments upon a Termination or Change in Control,” which describes the payments and treatment of equity awards to which the participating NEOs may be entitled under the Severance Plan and other applicable agreements.
Employment Arrangements with our Named Executive Officers
Below are descriptions of our employment arrangements with our Named Executive Officers.
Raymond Stevens, Ph.D.; Jun Yoon; Xichen Lin, Ph.D.; and Blai Coll, M.D., Ph.D.   We entered into an executive employment agreement with Dr. Stevens in May 2019, Mr. Yoon in May 2019, Dr. Lin in July 2025 and Dr. Coll in September 2024. Those agreements govern the current terms of each executive’s employment with us. The agreements have no specific term and provide for at-will employment. Pursuant to each agreement, the executive is entitled to an annual base salary and is eligible to receive an annual performance bonus with a target equal to a pre-determined percentage of his annual base salary, based on the achievement of certain corporate and individual objectives as determined by our Board.
Yingli Ma, Ph.D.   Our wholly-owned subsidiary, Shanghai Shouti Biotechnology Co., Ltd., entered into an employment contract with Dr. Ma in May 2024, which governs the current terms of her employment with us, and which term ends in May 2027. Pursuant to the contract, Dr. Ma is entitled to an annual base salary and is eligible to receive a discretionary annual performance bonus based on the achievement of certain objectives as determined by our Board.
Other Compensation Policies and Practices
Incentive Compensation Recoupment Policy
We have implemented an Incentive Compensation Recoupment Policy, a Dodd-Frank Act-compliant clawback policy, as required by SEC rules. Additionally as a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended.
Insider Trading Policy
We have adopted an insider trading policy (our “Insider Trading Policy”) governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. Pursuant to our Insider Trading Policy, it is the Company’s policy to comply with applicable laws and regulations relating to insider trading when engaging in transactions in the Company’s securities. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2025.
Anti-Hedging and Anti-Pledging Policy
Our Insider Trading Policy prohibits directors, officers and other employees from engaging in derivatives securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities and the risks associated with holding our ADSs. Our Insider Trading Policy also prohibits trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than share options and other compensatory equity awards issued by us), as well holding our ADSs in margin accounts. Additionally, our Insider Trading Policy prohibits pledging securities as collateral for a loan.

Accounting and Tax Considerations
When appropriate, our Compensation Committee takes into consideration the accounting and tax treatment of the compensation and benefit arrangements for our NEOs. If applicable, these considerations are in addition to those described above that were material to the pay decisions for the most recent fiscal year.
Compensation Risk Assessment
The Compensation Committee reviews the compensation policies and practices for all employees to determine whether such policies or practices are reasonably likely to have a material adverse effect on the Company. The Compensation Committee regularly consults with third-party advisors to evaluate compensation risk. The Compensation Committee believes that none of the Company’s compensation programs encourage or create excessive risk-taking, and therefore has determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Equity Granting Policy for Executive Officers
Equity grants made to the Chief Executive Officer or other Executive Officers must be approved by the Compensation Committee and may further be recommended to the Board for approval.
Timing of Equity Grants
From time to time, the Company grants share options to its employees, including the NEOs. Historically, the Company has granted new-hire option awards on or soon after a new hire’s employment start date. The Company’s typical practice is to grant annual employee options in the first quarter of the year, on the 15th day of the month following the month in which the options are approved. Pursuant to the Company’s Equity Award Grant Policy, an equity grant committee consisting of the Company’s Chief Executive Officer and Chief Financial Officer is authorized to make option grants on preset dates to employees other than individuals designated as “officers” under Rule 16a-1 of the Securities Exchange Act of 1934 and any other senior executive as designated by the Compensation Committee. Also, non-employee directors receive automatic grants of initial and annual share option awards, at the time of a director’s initial appointment or election to the board and at the time of each annual meeting of the Company’s shareholders, respectively, pursuant to the Non-Employee Director Compensation Policy, as further described under the heading, “Non-Employee Director Compensation” below.
Options granted by the equity grant committee are made on the regular, predetermined grant dates pursuant to the Company’s Equity Award Grant Policy, on the first monthly grant date (which is the 15th day of each month) following the grant’s approval date, regardless of whether there is any material nonpublic information (“MNPI”) about the Company on such dates, and such grant dates are not specifically timed in relation to the Company’s disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.
Compensation Committee Report
This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this proxy statement.
The preceding report has been furnished by the following members of the Compensation Committee:
Ted W. Love, M.D., Chair
Daniel G. Welch, Member
Eric Dobmeier, Member

Summary Compensation Table
The following table presents summary information regarding the total compensation for services rendered in all capacities that were earned by our Named Executive Officers during the years ended December 31, 2025, 2024 and 2023.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Raymond Stevens, Ph.D. Chief Executive Officer and Director(5)	2025	672,094	—	2,387,996	4,846,926	508,871	14,000	8,429,887
	2024	634,246	—	1,582,514	3,173,843	334,447	13,800	5,738,850
	2023	595,852	—	—	6,500,534	281,325	13,200	7,390,911
Jun Yoon Chief Financial Officer	2025	530,530	—	1,193,998	2,423,463	309,075	10,529	4,467,595
	2024	482,300	—	698,761	1,401,433	217,068	13,800	2,813,362
	2023	441,262	—	—	3,047,125	173,183	13,200	3,674,770
Blai Coll, M.D., Ph.D. Chief Medical Officer(6)	2025	492,813	—	820,866	1,666,117	253,151	14,000	3,246,947
	2024	449,138	—	1,296,452	1,504,500	187,150	13,800	3,451,040
Xichen Lin, Ph.D. Chief Scientific Officer(6)(7)	2025	505,313	—	567,150	1,151,143	257,103	—	2,480,709
	2024	476,542	—	1,007,057	2,019,700	185,799	1,668	3,690,766
Yingli Ma, Ph.D. Chief Technology Officer(7)(8)	2025	429,768	—	447,734	908,788	212,592	—	1,998,882

(1)
The amounts reported in the Stock Awards column represent the aggregate grant date fair value of equity awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). For 2025, all amounts reported in the Stock Awards column are Restricted Share Units (RSUs). The grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. Assumptions used in the calculation of these amounts are included in Note 7, “Shareholders’ Equity” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The amounts reported in this column reflect the accounting cost for these share awards and do not correspond to the actual economic value that may be received by the Named Executive Officers upon vesting of the share awards.

(2)
The amounts reported in the Option Awards column represent the grant date fair value of the share options granted to the Named Executive Officers, as computed in accordance with FASB ASC Topic 718. Pursuant to FASB ASC Topic 718, the amounts shown exclude the impact of estimated forfeitures. Valuations of options were determined using the Black-Scholes option pricing model. Assumptions used in the calculation of these amounts are included in Note 7, “Shareholders’ Equity” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The amounts reported here do not reflect the actual economic value realized by our Named Executive Officers. Our Named Executive Officers will only realize compensation from grants of share options to the extent the trading price of our ordinary shares is greater than the exercise price of such options.

(3)
The amounts reported in the Non-Equity Incentive Plan Compensation column represent annual performance-based cash bonuses earned by the Named Executive Officers.

(4)
The amounts reported in the All Other Compensation column for 2025 reflects amounts contributed as 401(k) matching contributions on behalf of Dr. Stevens, Mr. Yoon and Dr. Coll.

(5)
Dr. Stevens was a member of the Board each year but did not receive additional compensation in his capacity as a director.

(6)
Dr. Coll and Dr. Lin became Named Executive Officers in 2024, and thus their compensation for fiscal year 2023 is not reported here.

(7)
Cash amounts for Dr. Lin and Dr. Ma were paid in Chinese Yuan. For reporting purposes, these amounts have been converted from Chinese Yuan to U.S. dollars in this table and throughout this Proxy Statement. Chinese Yuan were converted to U.S. dollars based on the average monthly exchange rate during 2025 of 0.139 RMB per U.S. dollar.

(8)
Dr. Ma became a Named Executive Officer in 2025, and thus her compensation for fiscal years 2024 and 2023 is not reported here.

Grants of Plan-Based Awards Table
The following table presents information regarding all grants of plan-based awards made to our Named Executive Officers during fiscal 2025.
Name	Grant Date	Approval Date	Target ($)(1)	Maximum ($)(1)	All Other Stock Awards: Number of Shares or Units #(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Raymond Stevens, Ph.D.			407,097	590,291				—
	3/15/2025	3/14/2025			340,332			2,387,996
	3/15/2025	3/14/2025				826,890	7.02	4,846,926
Jun Yoon			242,411	351,497				—
	3/15/2025	3/14/2025			170,166			1,193,998
	3/15/2025	3/14/2025				413,445	7.02	2,423,463
Blai Coll, M.D., Ph.D.			198,550	287,898				—
	3/15/2025	3/14/2025			116,988			820,866
	3/15/2025	3/14/2025				284,241	7.02	1,666,117
Xichen Lin, Ph.D.			206,191	298,977				—
	3/15/2025	3/14/2025			80,829			567,150
	3/15/2025	3/14/2025				196,386	7.02	1,151,143
Yingli Ma, Ph.D.			175,366	254,281				—
	3/15/2025	3/14/2025			63,810			447,734
	3/15/2025	3/14/2025				155,040	7.02	908,788

(1)
The amounts disclosed in these columns reflect the target and maximum cash short-term incentive opportunities of our NEOs for 2025. There are no thresholds levels applicable under our annual performance-based bonus awards. The amounts of the annual cash incentive opportunities depend on the eligible annual base salary in effect at year end for each NEO. See “Compensation Discussion and Analysis — Annual Performance-Based Bonus” for a detailed description of short-term incentive plan awards, including the criteria for determining the amounts payable. Actual 2025 short-term incentive plan results are reported in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.

(2)
Amounts disclosed in this column reflect the number of ordinary shares subject to RSUs granted to our NEOs in 2025. The RSUs generally vest over four years, with one-quarter vesting on March 1, 2026, and on each anniversary thereafter, subject to the NEO’s continued service.

(3)
Amounts disclosed in this column reflect the number of ordinary shares subject to stock options granted to our NEOs in 2025. The options generally vest one-quarter on March 1, 2026, and in a series of 36 equal monthly installments thereafter, subject to continued service.

(4)
The amounts shown in this column represent the per share exercise prices of stock options granted to our NEOs in 2025.

(5)
The amounts shown in this column represent the aggregate grant date fair value of the award, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

Outstanding Equity Awards at 2025 Fiscal Year-End Table
The following table presents information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2025.

Name	Grant Date(1)	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options(2)		Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(3)	Market Value of Shares or Units That Have Not Vested ($)(3)
		Exercisable (#)	Unexercisable (#)
Raymond Stevens, Ph.D.	1/22/2021	488,766		$0.48	1/21/2031
	2/2/2023(4)	1,133,313	466,687	$5.00	2/1/2033
	3/15/2024(5)	146,769	188,712	$11.75	3/14/2034
	3/15/2025(5)		826,890	$7.02	3/14/2035
	3/15/2024(6)					101,013	2,341,818
	3/15/2024(7)					44,850	1,039,773
	3/15/2025(6)					340,332	7,890,030
Jun Yoon	1/22/2020	100,000		$0.39	1/21/2030
	9/23/2021	100,000		$1.21	9/22/2031
	2/2/2023(4)	531,222	218,775	$5.00	2/1/2033
	3/15/2024(5)	64,806	83,328	$11.75	3/14/2034
	3/15/2025(5)		413,445	$7.02	3/14/2035
	3/15/2024(6)					44,604	1,034,069
	3/15/2024(7)					19,803	459,100
	3/15/2025(6)					170,166	3,945,015
Blai Coll, M.D., Ph.D.	7/14/2022(8)	49,240	5,760	$2.79	7/13/2032
	3/14/2023(5)	68,745	31,275	$7.66	3/13/2033
	3/15/2024(5)	14,436	18,564	$11.75	3/14/2034
	9/18/2024(9)	34,686	76,314	$12.75	9/17/2034
	3/15/2025(5)		284,241	$7.02	3/14/2035
	3/15/2024(6)					9,000	208,650
	3/15/2024(7)					3,996	92,641
	9/18/2024(10)					67,950	1,575,308
	3/15/2025(6)					116,988	2,712,172
Xichen Lin, Ph.D.	9/11/2019	213,800		$0.34	9/10/2029
	5/19/2020	148,000		$0.48	5/18/2030
	9/23/2021	100,000		$1.21	9/22/2031
	3/15/2024(5)	93,399	120,087	$11.75	3/14/2034
	3/15/2025(5)		196,386	$7.02	3/14/2035
	3/15/2024(6)					64,281	1,490,248
	3/15/2024(7)					28,539	661,629
	3/15/2025(6)					80,829	1,873,886
Yingli Ma, Ph.D	1/20/2022	400,000		$2.60	1/19/2032
	3/15/2024(5)	40,026	51,468	$11.75	3/14/2034
	3/15/2025(5)		155,040	$7.02	3/14/2035
	3/15/2024(6)					27,549	638,678
	3/15/2024(7)					12,231	283,555
	3/15/2025(6)					63,810	1,479,329

(1)
Option awards listed with grant dates prior to February 2, 2023, were granted under our 2019 Plan. Option awards listed with grant dates on or after February 2, 2023, were granted under our 2023 Plan.

(2)
The numbers of securities listed in these columns represent, in each case, the number of ordinary shares subject to the applicable portion of the option, and the option exercise price represents the exercise price per ordinary share of the applicable option. Options granted under our 2019 Plan and 2023 Plan were granted with a per share exercise price equal to the fair market value of our ordinary shares on the date of grant.

(3)
The numbers in the “Number of Shares or Units That Have Not Vested” column represent, in each case, the number of ordinary shares subject to the applicable portion of the RSU award, and the market values of these ordinary shares are based on the closing price of our ADSs on December 31, 2025 (the last trading day of 2025) of $69.55 per ADS. Because each ADS represents three ordinary shares of the Company, we calculated the market value of the ordinary shares based on $69.55 divided by three.

(4)
One-fourth of the shares subject to the share option vested on February 2, 2024, and the remaining shares vest in a series of 36 equal monthly installments thereafter, subject to continued service through each vesting date.

(5)
One-fourth of the shares subject to the share option vested on March 1 of the year after the grant date, and the remaining shares vest in a series of 36 equal monthly installments thereafter, subject to continued service through each vesting date.

(6)
One-fourth of the shares subject to the RSU agreement vest on each anniversary of March 1 following the grant date, subject to continued service through each vesting date.

(7)
Represents the remaining half of the PSUs that will vest on January 1, 2027 (which is 18 months after the Compensation Committee certified the performance achievement) subject to the executive’s continued service through that date.

(8)
One-fourth of the shares subject to the share option vested on May 16, 2023, and the remaining shares vest in a series of 36 equal monthly installments thereafter, subject to continued service through each vesting date.

(9)
One-fourth of the shares subject to the share option vested on September 18, 2025, and the remaining shares vest in a series of 36 equal monthly installments thereafter, subject to continued service through each vesting date.

(10)
One-fourth of the shares subject to the RSU agreement vest on each anniversary of September 18, 2024, subject to continued service through each vesting date.

Fiscal 2025 Options Exercised and Stock Vested Table
The following table presents information regarding the amount realized upon the exercise of share options and the vesting of RSU and PSU awards for our Named Executive Officers during fiscal 2025. There were no share option award exercises in fiscal 2025.
Name	Option Awards(1)		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
Raymond Stevens, Ph.D.	—	—	78,516	573,150
Jun Yoon	—	—	34,668	253,068
Blai Coll, M.D., Ph.D.	—	—	26,646	226,456
Xichen Lin, Ph.D.	—	—	49,965	364,734
Yingli Ma, Ph.D.	—	—	21,408	156,274

(1)
None of the named executive officers exercised share options during 2025.

(2)
The amounts shown in this column represent the number of RSUs and PSUs that vested for each named executive officer during 2025.

(3)
The amounts shown in this column reflect the value realized upon vesting of the RSUs and PSUs for each named executive officer, as calculated based on the price of a share of our ordinary shares on the vesting date, multiplied by the number of shares underlying each award on the vesting date.

Potential Payments Upon Termination or Change in Control
Upon a termination of employment, or upon a change in control of Structure Therapeutics, the Company maintains certain arrangements, guidelines, plans and programs pursuant to which our Named Executive Officers could be eligible to receive certain cash severance, equity vesting and other benefits.

The amounts that the Named Executive Officers could receive are set forth below for the following types of termination of employment:
•
Termination without cause or by executive for good reason not in connection with a change in control;

•
Termination without cause or by executive for good reason within a specified time period around a change in control; and

•
Death or disability.

Severance Plan
Our Board has adopted the Severance and Change in Control Plan (the “Severance Plan”) pursuant to which each of our Named Executive Officers may become eligible to receive benefits. Among other eligibility conditions, a participant must sign and return a Participation Agreement to be eligible for the Severance Plan. The Severance Plan provides for severance and/or change in control benefits to our Named Executive Officers upon (i) a “change in control termination” or (ii) a “regular termination” (each as described below).
Upon a change in control termination, each of our Named Executive Officers is entitled to a lump sum payment equal to a portion of their base salary (18 months for Dr. Stevens and 12 months for the other Named Executive Officers), a lump sum payment equal to 150% (for Dr. Stevens) or 100% (for the other Named Executive Officers) of their annual target cash bonus, payment of COBRA premiums for a period of time (up to 18 months for Dr. Stevens and 12 months for the other Named Executive Officers) and full accelerated vesting of outstanding time-vesting equity awards. To the extent an equity award is not assumed, continued or substituted for in the event of certain change in control transactions and the executive’s employment is not terminated as of immediately prior to such change in control, the vesting of such equity award will also accelerate in full (and for equity awards subject to performance vesting, performance will be deemed to be achieved at target, unless otherwise provided in individual award documents).
Upon a regular termination, each Named Executive Officer is entitled to a lump sum payment equal to a portion of their base salary (12 months for Dr. Stevens and Mr. Yoon, and nine months for the other Named Executive Officers), Dr. Stevens and Mr. Yoon each is entitled to a lump sum payment equal to 100% of his annual target cash bonus, payment of COBRA premiums for a period of time (up to 12 months for Dr. Stevens and Mr. Yoon and nine months for the other Named Executive Officers) and accelerated vesting of outstanding time-vesting equity awards that would have vested within a specified number of months following termination (12 months for Dr. Stevens and Mr. Yoon, and six months for the other Named Executive Officers).
All severance benefits under the Severance Plan are subject to the executive’s execution of an effective release of claims against the company.
The Severance Plan also provides that, if any payment or benefits to the applicable NEO (including the payments and benefits under the Severance Plan) would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and therefore would be subject to an excise tax under Section 4999 of the Internal Revenue Code, then such payments and benefits will be either reduced to the largest portion of the payments and benefits that would result in no portion of the payments and benefits being subject to the excise tax; or not reduced, whichever, after taking into account all applicable federal, state, and local employment taxes, income taxes, and the excise tax, results in the NEO’s receipt, on an after-tax basis, of the greater payments and benefits. The Severance Plan does not provide for any Section 280G-related tax gross-up payments from us.
For purposes of the Severance Plan, a “regular termination” is an involuntary termination without “cause” (and not as a result of death or disability) or a resignation for “good reason,” each as defined in the Severance Plan, in any case that does not occur during the period of time beginning three months prior to, and ending 12 months following, a “change in control”, as defined in the 2023 Plan. For purposes of the Severance Plan, a “change in control termination” is an involuntary termination without cause (and not as a result of death or disability) or a resignation for good reason, in any case that occurs during the specified change in control period.

Equity Award Terms
In addition to the treatment described above, our Named Executive Officers’ share awards are subject to the terms of our 2023 Plan and the 2019 Equity Incentive Plan (the “2019 Plan”), as applicable.
Under the 2023 Plan, unless otherwise provided in an individual share award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the Board at the time of grant, in the event of a “corporate transaction,” if the surviving or acquiring corporation does not assume, continue or substitute for such share awards, then with respect to any such share awards that are held by participants whose continuous service has not terminated prior to the effective time of the transaction, or current participants, the vesting (and exercisability, if applicable) of such share awards will be accelerated in full to a date prior to the effective time of the transaction (contingent upon the effectiveness of the transaction), and such share awards will terminate if not exercised (if applicable) at or prior to the effective time of the transaction, and any reacquisition or repurchase rights held by us with respect to such share awards will lapse (contingent upon the effectiveness of the transaction). With respect to performance awards with multiple vesting levels depending on performance level, unless otherwise provided by an award agreement or by the Board, the award will accelerate and be earned at the level of 100% of target performance. In the event a share award will terminate if not exercised prior to the effective time of a transaction, the Board may provide, in its sole discretion, that the holder may not exercise such share award but instead will receive a payment equal in value to the excess (if any) of (i) the value of the property the participant would have received upon the exercise of the share award over (ii) any exercise price payable by such holder in connection with such exercise. In the event of a “change in control,” awards granted under our 2023 Plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.
Under the 2019 Plan, in the event of a “corporate transaction,” unless otherwise provided in a share award agreement or other written agreement between us and the award holder, the Board may take one or more of the following actions with respect to such share awards: (i) arrange for the assumption, continuation or substitution of a share award by a surviving or acquiring corporation, or a parent or subsidiary thereof; (ii) arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring corporation, or a parent or subsidiary thereof; (iii) accelerate the vesting, in whole or in part, of the share award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction; (iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us; (v) cancel or arrange for the cancellation of the share award, to the extent not vested or not exercised before the effective time of the transaction, in exchange for such cash consideration (including no consideration) as our Board, in its sole discretion, may consider appropriate; and (vi) make a payment equal to the excess, if any, of (a) the value of the property the participant would have received on exercise of the share award immediately before the effective time of the transaction, over (b) any exercise price payable by the participant in connection with the exercise. A share award may be subject to additional acceleration of vesting and exercisability upon or after a “change in control” as may be provided in an applicable share award agreement or other written agreement, but in the absence of such provision, no such acceleration will occur.
The amounts payable under the terms of the Severance Plan for a change-in-control termination or regular termination are summarized in the following table:
Level	Change-In-Control Termination				Regular Termination
	Base Salary	Bonus Payments	Benefits Continuation	Equity Treatment	Base Salary	Bonus Payments	Benefits Continuation	Equity Treatment
Dr. Stevens	18 months	150%	18 months	Accelerated in Full	12 months	100%	12 months	12 months
Mr. Yoon	12 months	100%	12 months	Accelerated in Full	12 months	100%	12 months	12 months
Other NEOs	12 months	100%	12 months	Accelerated in Full	9 months	None	9 months	6 months

Termination Due to Death or Disability
If Dr. Stevens or Mr. Yoon experiences a termination due to death or disability, the executive (or the executive’s estate) will receive a pro-rated annual bonus for the year of termination, based on the portion of the year worked and the applicable target bonus opportunity.
Summary of Potential Payments upon Termination or Change in Control
The following table summarizes the payments that would be made to our Named Executive Officers upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2025. In accordance with SEC rules, the potential payments upon termination or change in control do not include certain distributions or benefits to which the Named Executive Officer is already entitled, including the value of equity awards that have already vested. Since many factors (e.g., the time of year when the event occurs, our ordinary share price) could affect the nature and amount of benefits an NEO could potentially receive, any amounts paid or distributed upon a future termination may be different from those shown in the table below.
Name	Compensation Component	With Change in Control	Without Change in Control
		Without Cause or Good Reason Termination	Without Cause or Good Reason Termination	Death or Disability
Raymond Stevens, Ph.D.	Cash Severance	1,628,388	1,085,592	407,097
	Long Term Incentives- Performance	—	—	—
	Long Term Incentives- Time Based(1)	35,283,208	16,833,887	—
	Medical Benefits Continuation	67,202	44,802	—
	Total:	36,978,799	17,964,281	407,097
Jun Yoon	Cash Severance	781,103	781,103	242,411
	Long Term Incentives- Performance
	Long Term Incentives- Time Based	17,053,042	8,087,997
	Medical Benefits Continuation(1)	44,802	44,802
	Total:	17,878,947	8,913,902	242,411
Blai Coll, M.D., Ph.D.	Cash Severance	694,925	372,281	—
	Long Term Incentives- Performance	—	—	—
	Long Term Incentives- Time Based(1)	10,795,435	2,687,094	—
	Medical Benefits Continuation	44,802	33,601	—
	Total:	11,535,162	3,092,976	—
Xichen Lin, Ph.D.	Cash Severance	721,669	386,609
	Long Term Incentives- Performance
	Long Term Incentives- Time Based	8,573,664	2,262,486
	Medical Benefits Continuation(1)	16,465	12,349
	Total:	9,311,798	2,661,443	—
Yingli Ma, Ph.D.	Cash Severance	613,782	328,812	—
	Long Term Incentives- Performance	—	—	—
	Long Term Incentives- Time Based(1)	5,496,492	1,496,760	—
	Medical Benefits Continuation	13,702	10,276	—
	Total:	6,123,976	1,835,848	—

The value of each award in this table is calculated by multiplying (x) the number of shares subject to acceleration by (y) the $69.55 closing price per ADS on December 31, 2025, divided by three, less the exercise price per share of the award, if any.

CEO Pay Ratio
Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”).
Our median employee compensation in 2025 as calculated using Summary Compensation Table requirements was $293,807. Our Chief Executive Officer’s compensation as reported in the Summary Compensation Table was $8,429,887. Therefore, our CEO Pay Ratio is approximately 29:1.
Methodology and Pay Ratio
We identified the median employee using our employee population on October 15, 2025 (including all employees in all countries, whether employed on a full-time or part-time basis). There were no seasonal or temporary employees in the employee population. Under the relevant rules, we are required to identify the median employee by use of a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee as of October 15, 2025: (1) annual base pay, (2) annual target cash incentive opportunity, and (3) the grant date fair value for equity awards granted in 2025. We annualized the compensation values of individuals that joined our Company during 2025. Earnings for non U.S. employees were converted to U.S. dollars as of October 15, 2025, using applicable year to date average exchange rates. After applying our CACM methodology, we identified the median employee and calculated their annual total compensation in accordance with the requirements of the Summary Compensation Table.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.
Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and NEO pay. For additional information about our pay for performance compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Executive Compensation” beginning on page 29.
The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO Named Executive Officers” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Executive Compensation” section above. Our Chief Executive Officer is our principal executive officer and is referred to as PEO in the headers to the following tables.
For the most recently completed fiscal year, the Company did not use any “financial performance measures” as defined in Item 402(v) of Regulation S-K to link compensation paid to the named executive officers. Accordingly, we have omitted the tabular list of financial performance measures and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on:(4)		Net Income (Loss) ($ Thousands)(5)
					Structure Therapeutics TSR ($)	Nasdaq Biotechnology Index TSR ($)
2025	8,429,887	36,231,692	3,048,533	11,415,397	267.50	134.82	(141,202)
2024	5,738,850	1,735,001	3,570,903	2,932,362	104.31	101.04	(122,526)
2023	7,390,911	22,057,982	2,173,414	6,950,500	156.77	101.62	(89,620)

(1)
Raymond Stevens, Ph.D. was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2023	2024	2025
Jun Yoon	Xichen Lin, Ph.D.	Jun Yoon
Mark Bach, M.D., Ph.D.	Blai Coll, M.D., Ph.D.	Blai Coll, M.D., Ph.D.
		Xichen Lin, Ph.D.
		Yingli Ma, Ph.D.

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718 and the valuation assumptions used to calculate fair values did not materially differ from those disclosures at the time of grant.

Year	SCT Total for PEO ($)	Deduct: Grant Date Fair Value of “Share Awards” and “Option Awards” Columns of the SCT for PEO ($)	Add: Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Add: Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Add: Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Compensation Actually Paid to PEO ($)
2025	8,429,887	(7,234,922)	25,170,345	10,536,296	(669,914)	36,231,692
Year	Average SCT Total for Non-PEO NEOs ($)	Deduct: Average Grant Date Fair Value of “Share Awards” and “Option Awards” Columns of the SCT for Non-PEO NEOs ($)	Add: Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Add: Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Add: Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	3,048,533	(2,294,814)	7,980,429	2,885,416	(204,167)	11,415,397

(4)
The Peer Group TSR set forth in this table utilized the Nasdaq Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting February 3, 2023, the date the Company’s ADSs began trading on the Nasdaq Global Market, through the end of the listed year, in the Company and in the Nasdaq Biotechnology Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.

Relationship Between Compensation Actually Paid and Financial Performance Measures
As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above.
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the three most recently completed fiscal years, and the Peer Group TSR over the same period.
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income (Loss)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income (loss) during the three most recently completed fiscal years.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

NON-EMPLOYEE DIRECTOR COMPENSATION
The Compensation Committee periodically evaluates the appropriate level and form of compensation for non-employee directors and recommends changes, if any, to the Board. In connection with this assessment, our Compensation Committee and Board of Directors evaluate our non-employee director pay as well as total non-employee director pay relative to our peers and the market. The Compensation Committee considers advice from the Compensation Committee’s independent consultant, Aon, in connection with this evaluation when appropriate. Our Board of Directors reviews the Compensation Committee’s recommendations and then determines the amount of director compensation. As described more fully below, non-employee director compensation includes equity to further align the longer-term interests of the individual directors with those of our shareholders.
Our Board adopted a non-employee director compensation policy that is applicable to all of our non-employee directors. The director compensation policy was amended effectively on January 21, 2025 following a review of the program with our independent compensation consultant. As in effect for 2025, our director compensation policy provided that each non-employee director will receive the following compensation for service on our Board:
•
an annual cash retainer of $45,000 for eligible directors;

•
an additional cash retainer of $179,000 for service as chair of the Board of the Company;

•
an annual cash retainer of $10,000, $7,500, $7,500 and $5,000 for service as a member (other than the chair) of the Audit Committee, Compensation Committee, Research & Development Committee and the Nominating Committee, respectively;

•
an additional annual cash retainer of $20,000, $15,000, $15,000 and $10,000 for service as chair of the Audit Committee, Compensation Committee, Research & Development Committee and the Nominating Committee, respectively;

•
upon election or appointment to the Board, an initial share option to purchase our ordinary shares with an aggregate value equal to $800,000, provided that such share option does not exceed 0.060% of total number of ordinary shares of the Company outstanding on the grant date;

•
on the date of each annual shareholder meeting, an annual share option to purchase our ordinary shares with an aggregate value equal to $400,000, provided that such share option does not exceed 0.030% of total number of ordinary shares of the Company outstanding on the grant date. For any non-employee director who was first elected or appointed to the Board on a date other than the date of the Company’s annual shareholder meeting, upon the Company’s first annual shareholder meeting following such director’s first joining the Board, such director’s first annual share option will be pro-rated to reflect the time between such director’s election or appointment date and the date of such first annual shareholder meeting.

As in effect in January 2026, our non-employee director compensation was updated to provide that (i) the initial share option shall be for an aggregate value equal to $800,000, provided that such share option does not exceed 0.078% of the total number of ordinary shares of the Company outstanding on the date of grant; and (ii) the annual share option shall be for an aggregate value equal to $400,000, provided that such share option does not exceed 0.039% of the total number of ordinary shares of the Company outstanding on the date of grant. The grant date fair market value for the initial share option and the annual share option is determined by dividing the aggregate value of the share option by the grant date “fair value” of an ADS the Company uses for financial reporting purposes; provided, that for purposes of this calculation, the grant date “fair value” is assumed to be the average closing price per ADS based on the 30-trading day period ending on and including the seventh calendar day prior to the applicable date of grant. The number of ordinary shares underlying each initial and annual grant is determined by multiplying the number of ADSs underlying the applicable share option by three.
Under our non-employee director compensation policy, if a director joins the Board or a committee of the Board at a time other than effective as of the first day of a fiscal quarter, each annual retainer shown above is pro-rated based on days served in the applicable fiscal quarter, with the pro-rated amount paid for the first fiscal quarter in which the director provides the service, with the director receiving regular full quarterly payments thereafter.

Each initial share option will vest in equal monthly installments over a three-year period such that the option is fully vested on the third anniversary of the date of grant, subject to the director’s continuous service through each such vesting date. Each annual share option will vest in equal monthly installments over the 12 months following the date of grant, provided that the option will in any case be fully vested on the date immediately prior to the date of the Company’s next annual shareholder meeting, subject to the director’s continuous service through each such vesting date. Each initial share option and annual share option will vest in full upon a “change in control” (as defined in the 2023 Plan), subject to the applicable director’s continuous service through the date of such change in control.
The following table shows for the fiscal year ended December 31, 2025, certain information with respect to the compensation of our non-employee directors. Our Chief Executive Officer, Dr. Stevens, receives no compensation for his service as a director.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Eric Dobmeier	62,500	290,025	352,525
Ted W. Love, M.D.	67,500	290,025	357,525
Sharon Tetlow	70,000	290,025	360,025
Joanne Waldstreicher, M.D.	65,000	290,025	355,025
Daniel G. Welch	241,500	290,025	531,525
Angus C. Russell(3)	55,000	239,806	294,806

(1)
The amounts reported in the Option Awards column represent the grant date fair value of the share options granted to the non-employee director during the year ended December 31, 2025, as computed in accordance with FASB ASC Topic 718. Valuations of options were determined using the Black-Scholes option pricing model. The assumptions used in calculating the grant date fair value of the share options reported in the Option Awards column are set forth in Note 7, “Shareholders’ Equity” to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Note that the amounts reported in this column reflect the accounting cost for these share options and do not correspond to the actual economic value that may be received by the non-employee director from the options. Each share option reported in the table was granted under our 2023 Plan. The term of each share option will be ten years, subject to earlier termination as provided in the 2023 Plan, provided that upon a termination of continuous service other than for death or “cause” (as such term is defined in the 2023 Plan), the post-termination exercise period will be 12 months from the date of termination.

(2)
The table below sets forth the aggregate number of ordinary shares underlying outstanding share options held by each non-employee director as of December 31, 2025. None of our non-employee directors held other unvested share awards as of December 31, 2025:

Options Outstanding as of 12/31/2025
Eric Dobmeier	169,304
Ted W. Love, M.D.	160,398
Sharon Tetlow	169,304
Joanne Waldstreicher, M.D.	169,304
Daniel G. Welch	1,268,426
Angus C. Russell(3)	117,834

(3)
In accordance with the Board-adopted non-employee director compensation policy, Mr. Russell’s first annual grant was prorated to reflect the time between his August 2024 appointment date and the date of the first annual shareholder meeting following his first appointment to the Board.

We also reimburse each non-employee director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our Ordinary Shares as of April 20, 2026 by: (i) each director and director nominee; (ii) each of the executive officers named in the Summary Compensation Table; (iii) our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our Ordinary Shares. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 213,213,565 Ordinary Shares outstanding on April 20, 2026, adjusted as required by rules promulgated by the SEC.
Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Equivalent Number of ADSs Beneficially Owned	Percentage of Ordinary Shares Beneficially Owned (%)
5% Shareholders
Entities affiliated with FMR LLC(1)	31,112,634	10,370,878	14.6
Entities affiliated with Wellington Management Group LLP(2)	21,365,952	7,121,984	10.0
Entities affiliated with Avoro Capital Advisors LLC(3)	20,832,051	6,944,017	9.6
Entities affiliated with Janus Henderson Group plc(4)	13,346,478	4,448,826	6.3
Entities affiliated with Deep Track Capital, LP(5)	12,335,346	4,111,782	5.8
Named Executive Officers and Directors
Raymond Stevens, Ph.D.(6)	4,615,182	1,538,394	2.1
Jun Yoon(7)	3,721,331	1,240,443	1.7
Xichen Lin, Ph.D.(8)	696,826	232,275	*
Yingli Ma, Ph.D.(9)	528,847	176,282	*
Blai Coll, M.D., Ph.D.(10)	337,960	112,653	*
Daniel G. Welch(11)	1,387,617	462,539	*
Eric Dobmeier(12)	164,987	54,995	*
Ted W. Love, M.D.(13)	151,914	50,638	*
Angus C. Russell(14)	83,013	27,671	*
Sharon Tetlow(15)	164,987	54,995	*
Joanne Waldstreicher, M.D.(16)	164,987	54,995	*
All executive officers and directors as a group (13 persons)(17)	12,112,784	4,037,594	5.5

*
Less than one percent

(1)
Consists of 31,112,634 Ordinary Shares underlying ADSs held by entities affiliated with FMR LLC (“FMR”) and indirectly held by Abigail P. Johnson. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210. The foregoing information was obtained from a Schedule 13G/A filed with the SEC on February 5, 2026.

(2)
Consists of 21,365,952 Ordinary Shares underlying ADSs beneficially owned by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP (collectively, the “Wellington Entities”). The following investment advisers affiliated with Wellington Management Group LLP (the “Wellington Investment Advisers”) also beneficially own Ordinary Shares: Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd, and Wellington Management Australia Pty Ltd. Wellington Management Group LLP, as parent holding company of certain holding companies and the Wellington Investment Advisers, are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The address of the Wellington Entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. The foregoing information was obtained from a Schedule 13G/A filed on February 10, 2026.
(3)
Consists of (i) 15,466,665 Ordinary Shares underlying ADSs held by entities affiliated with Avoro Capital Advisors LLC (“Avoro”) and indirectly held by Behzad Aghazadeh, (ii) 750,000 Ordinary Shares underlying options that are exercisable by Avoro within 60 days of April 20, 2026 and (iii) 4,615,386 pre-funded warrants to purchase Ordinary Shares, represented by 1,538,462 ADSs, that are exercisable by Avoro within 60 days of April 20, 2026. Mr. Aghazadeh serves as the portfolio manager and controlling person of Avoro. Avoro Life Sciences Fund LLC has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than 5% of such Ordinary Shares. The address for Avoro and Mr. Aghazadeh is 110 Greene Street, Suite 800, New York, NY 10012. The foregoing information was obtained from a Schedule 13G/A filed on November 14, 2025.

(4)
Consists of 13,346,478 Ordinary Shares underlying ADSs held by entities affiliated with Janus Henderson Group plc (“Janus Henderson”). Janus Henderson has a 100% ownership stake in Janus Henderson Investors U.S. LLC (“JHIUS”), Janus Henderson Investors UK Limited (“JHIUKL”) and Janus Henderson Investors Australia Institutional Funds Management Limited (“JHIAIFML”), (each a “Janus Asset Manager” and collectively as the “Janus Asset Managers”). Due to the above ownership structure, holdings for the Janus Asset Managers are aggregated. Each Janus Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients (collectively referred to herein as the “Janus Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Janus Managed Portfolios, JHIUS may be deemed to be the beneficial owner of 4,321,392 ADSs held by such Janus Managed Portfolios. However, JHIUS does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Janus Managed Portfolios and disclaims any ownership associated with such rights. The address for Janus Henderson is 201 Bishopsgate, EC2M 3AE, United Kingdom. This information is based on a Schedule 13G/A filed with the SEC on November 14, 2025.

(5)
Consists of 12,335,346 Ordinary Shares underlying ADSs held by entities affiliated with Deep Track Capital, LP (“Deep Track”). Deep Track, Deep Track Biotechnology Master Fund, Ltd., and David Kroin have shared voting power and shared dispositive power over the shares held by entities affiliated with Deep Track. David Kroin may be considered a control person for Deep Track. The address of Deep Track and David Kroin is 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830. This information is based on a Schedule 13G filed with the SEC on February 13, 2026.

(6)
Consists of (i) 508,664 Ordinary Shares held by Dr. Stevens, (ii) 270,741 Ordinary Shares underlying ADSs held by Dr. Stevens, (iii) 1,554,586 Ordinary Shares held by the Raymond Stevens and Vivian Urena-Stevens, as Co-Trustees of the Stevens 2001 Revocable Trust, dated March 28, 2001 (the “Stevens Trust”), (iv) 12,000 Ordinary Shares underlying ADSs held by the Stevens Trust, and (v) 2,345,991 Ordinary Shares underlying options that are exercisable by Dr. Stevens within 60 days of April 20, 2026. Dr. Stevens is the trustee of the Stevens Trust and shares voting and investment control with respect to such shares.

(7)
Consists of (i) 1,063,664 Ordinary Shares held by Mr. Yoon; (ii) 1,554,586 held by Jun Sik Yoon and Hayung Yang Yoon, Trustees of The Yoon Family Trust, dated December 11, 2019 (the “Yoon Trust”); (iii) 65,580 Ordinary Shares underlying ADSs held by Mr. Yoon; and (iv) 1,037,501 Ordinary Shares underlying options that are exercisable by Mr. Yoon within 60 days of April 20, 2026.

(8)
Consists of (i) 53,574 Ordinary Shares underlying ADSs held by Dr. Lin, and (ii) 643,252 Ordinary Shares underlying options that are exercisable by Dr. Lin within 60 days of April 20, 2026.

(9)
Consists of (i) 28,935 Ordinary Shares underlying ADSs held by Dr. Ma and (ii) 499,912 Ordinary Shares underlying options that are exercisable by Dr. Ma within 60 days of April 20, 2026.

(10)
Consists of (i) 42,765 Ordinary Shares underlying ADSs held by Dr. Coll, (ii) 3,000 Ordinary Shares underlying ADSs held by Dr. Coll’s spouse, and (iii) 292,195 Ordinary Shares underlying options that are exercisable by Dr. Coll within 60 days of April 20, 2026.

(11)
Consists of (i) 123,508 Ordinary Shares held in the name of Marie D. Welch Family Trust dated June 7, 2021 (the “Welch Family Trust”), (ii) 205,500 Ordinary Shares underlying options held by the Andrew J. Welch 2020 Irrevocable GST Trust, dated July 1, 2020 (the “Andrew Welch Trust”) that are exercisable within 60 days of April 20, 2026, (iii) 205,500 Ordinary Shares underlying options held by the Michael D. Welch 2020 Irrevocable GST Trust, dated July 1, 2020 (the “Michael Welch Trust”) that are exercisable within 60 days of April 20, 2026 and (iv) 853,109 Ordinary Shares underlying options held by Mr. Welch directly that are exercisable within 60 days of April 20, 2026. Mr. Welch is the trustee of the Welch Family Trust, the Andrew Welch Trust and the Michael Welch Trust and shares voting and investment control with respect to such shares.

(12)
Consists of 164,987 Ordinary Shares underlying options that are exercisable by Mr. Dobmeier within 60 days of April 20, 2026.

(13)
Consists of 151,914 Ordinary Shares underlying options that are exercisable by Dr. Love within 60 days of April 20, 2026.

(14)
Consists of 83,013 Ordinary Shares underlying options that are exercisable by Mr. Russell within 60 days of April 20, 2026.

(15)
Consists of 164,987 Ordinary Shares underlying options that are exercisable by Ms. Tetlow within 60 days of April 20, 2026.

(16)
Consists of 164,987 Ordinary Shares underlying options that are exercisable by Dr. Waldstreicher within 60 days of April 20, 2026.

(17)
Consists of (i) the shares described in footnotes (6) through (16) above, (ii) 20,112 Ordinary Shares underlying ADSs held by Ms. Hall and (iii) 75,021 Ordinary Shares underlying options that are exercisable by Ms. Hall within 60 days of April 20, 2026.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
We adopted a related person transaction policy which sets forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers any transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Act. A “transaction” includes, but is not limited to, any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships. In reviewing and approving any such transactions, the Audit Committee will consider: the parties involved; the interests, direct or indirect, of any related person; the purpose of the transaction; all of the material facts of the proposed related person transaction; the benefits to the Company of the proposed related person transaction; if applicable, the availability of other sources of comparable products or services; an assessment of whether the proposed related person transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to employees generally; and whether the related person transaction complies with the terms of our agreements; whether the related person transaction may constitute a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002; and management’s recommendation with respect to the proposed related person transaction.
Certain Related Person Transactions
The following includes a summary of transactions since January 1, 2025 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Other than described below, there have not been, nor are there currently any proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Non-employee Director Compensation.”
2025 Follow-On Offering
In December 2025, we completed the offering of an aggregate of (i) 8,461,538 ADSs representing 25,384,614 Ordinary Shares and (ii) pre-funded warrants to purchase 4,615,386 Ordinary Shares represented by 1,538,462 ADSs (the “Pre-Funded Warrants”). The purchase price per share was $65.0000 and the purchase price per Pre-Funded Warrant was $64.9999. We received gross proceeds of approximately $702,649,846, before deducting expenses.
Entities associated with Avoro, a beneficial owner of greater than 5% of our Ordinary Shares, purchased 4,615,386 Pre-Funded Warrants (which such Pre-Funded Warrants are subject to a beneficial ownership blocker), on the same terms as were negotiated with outside investors, for an aggregate purchase price of $14,999,744.
Agreements with our Executive Officers and Directors
We have entered into employment agreements with our executive officers and director compensation agreements with our non-executive directors. These agreements contain customary provisions and representations, including confidentiality, non-competition and non-solicitation undertakings by the executive officers. However, the enforceability of the non-competition provisions may be limited under applicable law.
Indemnification
We have entered into, and intend to continue to enter into, separate indemnification agreements with our directors and executive officers. These indemnification agreements provide our directors and executive officers with contractual rights to indemnification and, in some cases, expense advancement in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.

OTHER INFORMATION FOR SHAREHOLDERS
Shareholder Proposals for the 2027 Annual General Meeting of Shareholders
The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with a right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow our shareholders holding in aggregate not less than one-third of all votes attaching to all of our issued and outstanding shares and entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case the Board may duly convene an extraordinary general meeting and submit the resolutions put forward to a vote at such meeting. As a Cayman Islands exempted company, we are not obligated by law to call annual general meetings, however, we are required to hold an annual shareholder meeting every year in accordance with Nasdaq listing standards.
Pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2027 annual general meeting of shareholders. To be eligible for inclusion in the Company’s 2027 proxy statement, any such shareholder proposals must be submitted in writing to the Secretary of the Company no later than December 24, 2026 in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s proxy statement.
Alternatively, in accordance with the “advance notice” provisions of our memorandum and articles of association, shareholders seeking to present a shareholder proposal or nomination at the Company’s 2027 annual general meeting of shareholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the Annual General Meeting, unless the date of the 2027 annual general meeting of shareholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the Annual General Meeting. For the Company’s 2027 annual general meeting of shareholders, this means that any such proposal or nomination must be submitted no earlier than February 17, 2027 and no later than March 19, 2027. If the date of the 2027 annual general meeting of shareholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the Annual General Meeting, the shareholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2027 annual general meeting of shareholders and not later than the close of business on the later of the 90th day prior to the 2027 annual general meeting of shareholders, or the 10th day following the day on which public announcement of the date of the 2027 annual general meeting of shareholders is first made by the Company. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our Board of Director’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 promulgated under the Exchange Act. You are advised to review our Memorandum and Articles of Association and our Policy Regarding Securityholder Recommendations of Director Nominees, which contain additional requirements related to advance notice of shareholder proposals and director nominations.
Notices of any proposals or nominations for the Company’s 2027 annual general meeting of shareholders should be sent to the Secretary of the Company at Structure Therapeutics Inc., 601 Gateway Blvd., Suite 900, South San Francisco, California 94080.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker or us. Direct your written request to Structure Therapeutics Inc., 601 Gateway Blvd., Suite 900, South San Francisco, California 94080. You may also make a request by telephone by contacting 1-866-540-7095. Shareholders who currently receive multiple copies of the Annual General Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Additional Filings
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website www.structuretx.com under “Investors & Media — Financials and Filings”. Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders by contacting us by mail at Structure Therapeutics Inc., 601 Gateway Blvd., Suite 900, South San Francisco, California 94080.
OTHER MATTERS
Our Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.
By Order of the Board of Directors
/s/ Raymond Stevens

Raymond Stevens, Ph.D.
Chief Executive Officer
San Francisco, California
April 23, 2026

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV95959-P51378STRUCTURE THERAPEUTICS INC.601 GATEWAY BLVD., SUITE 900SOUTH SAN FRANCISCO, CA 94080VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 p.m. Eastern Time on June 15, 2026. Have your proxycard in hand when you access the web site and follow the instructions to obtain yourrecords and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/GPCR2026You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time on June 15, 2026. Have your proxy card in hand when you call and thenfollow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717 by 11:59 p.m. Eastern Time on June 15, 2026.Nominees:2. To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company's independent registered publicaccounting firm for the fiscal year ending December 31, 2026.3. To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the proxy statement.Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any continuation,postponement or adjournment thereof.STRUCTURE THERAPEUTICS INC.The Board of Directors recommends you vote FOR thefollowing proposals:Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.For Against Abstain1. Election of the nominees for Class III director named belowto hold office until the 2029 annual general meetingof shareholders and their successors are duly electedand qualified, or until their earlier death, resignation orremoval.1a. Ted W. Love, M.D.1b. Raymond Stevens, Ph.D.1c. Daniel G. Welch! ! !! ! !! ! !! ! !! ! !SCAN TOVIEW MATERIALS & VOTE w

V95960-P51378Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.STRUCTURE THERAPEUTICS INC.ANNUAL GENERAL MEETING OF SHAREHOLDERSWEDNESDAY, JUNE 17, 2026 at 9:00 a.m. Pacific TimeTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe shareholder(s) hereby appoint(s) Raymond Stevens, Ph.D. and Jun Yoon, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Structure Therapeutics Inc. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 9:00 a.m. Pacific Time, on Wednesday, June 17, 2026,at www.virtualshareholdermeeting.com/GPCR2026, and any adjournment or postponement thereof.This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as more specifically described in the proxy statement, and in the discretion of the proxy holders upon any other business as may properly come before the Annual General Meeting of Shareholders or any continuation, postponement or adjournment thereof.Continued and to be signed on reverse side